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                                LEASE AGREEMENT


                    LANDLORD:   BOYER JORDAN VALLEY 1 L.C., BY
                                ITS MANAGING PARTNER, THE
                                BOYER COMPANY, L.C.

                    TENANT:     TENFOLD CORPORATION
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                                LEASE AGREEMENT

                       TENFOLD OFFICE BUILDINGS PHASE I

     THIS LEASE AGREEMENT (the "Lease") is made and entered into as of this 28th day of April, 2000, by and between BOYER JORDAN VALLEY 1, L.C. by its managing partner, THE BOYER COMPANY, L.C., a Utah Limited Liability Company, (the "Landlord"), and TENFOLD CORPORATION, a Delaware Corporation, (the "Tenant"), (collectively the "Parties").

     For and in consideration of the rental to be paid by Tenant and of the covenants and agreements herein set forth to be kept and performed by Tenant, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, the Leased Premises (as hereafter defined) and certain other areas, rights and privileges for the term, at the rental and subject to and upon all of the terms, covenants and agreements hereinafter set forth.

     It is the intent of the Parties that this Lease be construed and interpreted as an "operating lease" under the guidelines established by EITF 97-10 and other Generally Accepted Accounting Principles.


I.   PREMISES

          1.1 Description of Premises. Landlord does hereby demise, lease and let unto Tenant, and Tenant does hereby take and receive from Landlord the following:

          (a) That certain floor area containing approximately 168,600 rentable square feet (the "Leased Premises") in Office Buildings One and Two2 (the "Buildings") located at approximately 10000 South 900 West in South Jordan, Utah containing approximately 200,000 rentable square feet (the "Building Area"), on the real property (the "Property") described on Exhibit "A" attached hereto and by this reference incorporated herein. The space occupied by Tenant consists of that certain area crosshatched on Exhibit "B" which is attached hereto and by this reference incorporated herein.

               (i) The Leased Premises and the Building Area shall be measured by the Base Building architect in accordance with the American National Standard Z65.1-1996 published by the Building Owners and Managers Association.

               (ii) "Tenant's Proportionate Share" shall mean the percentage derived from the fraction, the numerator of which is the gross rentable square footage of the Leased Premises (168,600), the denominator of which is the gross rentable square footage of the Buildings (200,000). In this Lease, Tenant's pro-rata share initially is 84.30%, subject to increase or

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     decrease due to increases or decreases in the gross rentable square footage of the Leased Premises and/or the Buildings.

     (b) The non-exclusive right to Tenant's use of the Common Areas (as defined in Section 20.1 below).

     (c) Such non-exclusive rights-of-way, easements and similar rights with respect to the Building and Property as may be reasonably necessary for access to and egress from, the Leased Premises.

     (d) The non-exclusive right to use those areas designated and suitable for vehicular parking, including the non-exclusive right to the use of six hundred seventy four (674) parking stalls, based on the ratio of four (4) parking spaces per 1,000 rentable square feet.

     (e) The non-exclusive right to use of the roof for installation of Tenant's equipment including satellite equipment. Landlord shall have the right to review and reasonably approve the location of Tenant's equipment.

     1.2 Construction of Tenant Improvements. The obligation of Landlord to perform the work and supply the necessary materials and labor to prepare the Leased Premises for occupancy ("Tenant Improvements") are described in detail on Exhibit "C". Landlord and Tenant shall do all acts required of them as described on Exhibit "C", expend all funds as described on Exhibit "E" and shall perform or have the work performed promptly and diligently in a first class and workmanlike manner.

     1.3 Construction of Building. If the Leased Premises and the Building in which the Leased Premises are located are not currently in existence, Landlord shall, at its own cost and expense, construct and complete such Building and cause all of the construction which is to be performed by it in completing the Building and performing its work as set forth on Exhibit "C", to be substantially completed, and the Leased Premises ready for Tenant to install its fixtures and equipment and to perform its other work as described on Exhibit "C" as soon as reasonably possible, but in no event later than eighteen (18) months after the date of this Lease. In the event that Landlord's obligation of construction has not been fulfilled upon the expiration of said eighteen (18) month period, Tenant shall have the right to exercise any right or remedy available to it under this Lease, including the right to terminate this Lease. Landlord shall be obligated to pay for any increase in the actual cost of construction over and above the construction costs as specified in Exhibit "G-1", unless such increase shall be the result of a requested change or upgrade of the floor plan (Exhibit "B"), initiated by the Tenant, its agents or assigns. Any change in the Buildings requested by Tenant, its agents or assigns that results in an increase in the cost or time to complete the Buildings shall not be performed unless Tenant executes an amendment to this Lease and Exhibit "G-1" which will modify the Project Budget and the Tenant's lease rate.

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          1.4  Changes to Building. Landlord hereby reserves the right at any time and from time to time to make minor changes, alterations or additions to the Building or to the Property, provided Landlord gives Tenant reasonable prior written notice of intent to do so, and the proposed changes or alterations will have no material impact on the Tenant's ability to conduct its business in the Leased Premises or, except as required by applicable law or good engineering practices, the agreed upon design.

          1.5 Economic Incentives. Landlord and Tenant shall share equally any economic benefits or tax rebates received from a Redevelopment Area or similar incentive program granted to the Landlord exclusively for the building by the City of South Jordan or Salt Lake County. This agreement to share economic incentives expires when the Redevelopment Area or similar program expires.


II.  TERM

          2.1 Length of Term. The term of this Lease shall be for a period of Ten (10) years plus the partial calendar month, if any, occurring after the Commencement Date (as hereinafter defined) if the Commencement Date occurs other than on the first day of a calendar month.

          2.2 Commencement Date; Obligation to Pay. The term of this Lease and Tenant's obligation to pay rent hereunder shall commence on the first to occur of the following dates ("Commencement Date"):

          (a) The date Tenant occupies the Leased Premises and conducts business.

          (b) The Monday that is a minimum of Fourteen (14) calendar days after the Landlord, notified Tenant in writing that Landlord's construction obligations respecting the Leased Premises have been fulfilled and that the Leased Premises are ready for occupancy.

               The Commencement Date of the Lease shall not occur until each of the following have occurred; (i) the Buildings, with the exception of minor punch list items, are Substantially Completed as defined in AIA Document A201-1997 in accordance with Building Plans; (ii) the Tenant Improvements, with the exception of minor punch list items, are substantially completed in accordance with Tenant's Plans; (iii) Landlord has obtained approval from South Jordan City for occupancy for the Building and the Leased Premises; (iv) the Building Systems, utilities and life safety systems serving the Leased Premises are fully operational; (v) Tenant has access to its allotment of parking spaces; and (vi) Landlord has tendered possession of the Leased Premises to Tenant. Exhibit "D" acknowledges the Commencement Date of the Lease.

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          2.3  Construction of Leased Premises. Landlord shall construct or cause to be constructed the improvements to the Leased Premises (see Exhibit "C -Work Letter"). Landlord shall itemize each part of the construction and its associated cost. Landlord shall pay for $843,000 ($5.00 per rentable square foot) of the cost listed (the "Tenant Allowance") and subject to the provisions of Exhibit "C" including specifically but without limitation Paragraph 3 of Exhibit "C" Tenant shall be responsible for the costs that exceed the Tenant Allowance as shown on Exhibit "E". Any special decorator items, equipment, furniture or furnishings not designated on Exhibit "E", shall be the sole cost of Tenant.

               The Construction of Leased Premises as designated in this section 2.3, in Exhibit "C", and Exhibit "E", shall be in accordance with the minimum Building standard finishes described in Exhibit "F".

          2.4 Acknowledgment of Commencement Date. Landlord and Tenant shall execute a written acknowledgment of the Commencement Date in the form attached hereto as Exhibit "D".

          2.5 Right to Lease Additional Space. As specified in Section 1.1(a) of this Lease, Landlord is constructing approximately 31,400 rentable square feet in excess of that Leased by Tenant. Landlord grants Tenant the right to lease the space on the following terms and conditions:

               Tenant shall have the exclusive right to lease the 31,400 rentable square feet through February 28, 2001. Thereafter, Landlord may lease the space to Tenant or other tenants. If Tenant leases additional space, it shall be under the same terms and conditions as the Leased Premises.

          (b) In the event that the 31,400 square feet is leased to other tenants, Landlord warrants that any renewal options to the other tenants shall be subordinated to Tenant's right to lease the space at the end of the other tenant's lease term.

          2.6 Renewal Option. Tenant shall have the option to renew the Lease for two (2) terms of five years each.


III. BASIC RENTAL PAYMENTS

          3.1 Basic Annual Rent. Tenant agrees to pay to Landlord as basic annual rent (the "Basic Annual Rent") at such place as Landlord may designate, without prior demand therefore and without any deduction or set off whatsoever, the sum of Two Million Eight Hundred Forty Nine Thousand Three Hundred Forty and 00/100 Dollars ($2,849,340.00). Said Basic Annual Rent shall be due and payable in twelve (12) equal monthly installments to be paid in advance on or before the first day of each calendar month during the term of the Lease. The Basic Annual Rent shall escalate at the beginning of the 2/nd/ lease year and

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     each year thereafter using a 3% annually compounded rate. Simultaneously with the execution hereof, Tenant has paid to Landlord the first month's rent, receipt whereof is hereby acknowledged, subject to collection, however, if made by check. In the event the Commencement Date occurs on a day other than the first day of a calendar month, then rent shall be paid on the Commencement Date for the initial fractional calendar month prorated on a per-diem basis (based upon a thirty (30) day month). The amounts of Basic Annual Rent set forth above shall be adjusted upon completion of the building pursuant to changes resulting from the application of the Rent Formula (Exhibit G).

          3.2 Additional Monetary Obligations. Tenant shall also pay as rental (in addition to the Basic Annual Rent) all other sums of money as shall become due and payable by Tenant to Landlord under this Lease. Landlord shall have the same remedies in the case of a default in the payment of said other sums of money as are available to Landlord in the case of a default in the payment of one or more installments of Basic Annual Rent.

          3.3 Basic Annual Rent During Renewal Term. The Basic Annual Rent shall escalate by 3% at the start of each year of the renewal term(s).


IV.  ADDITIONAL RENT

          4.1 Definitions. It is the intent of both parties that the Basic Annual Rent herein specified shall be absolutely net to the Landlord throughout the term of this Lease, and that all costs, expenses and obligations relating to the Building, Property and/or Leased Premises which may arise or become due during the term shall be paid by Tenant in the manner hereafter provided.

               For purposes of this Part IV and the Lease in general, the following words and phrases shall have the meanings set forth below:

          (a) "Basic Costs" shall mean all actual costs and expenses incurred by Landlord in connection with the ownership, operation, management and maintenance of the Building and Property and related improvements located thereon (the "Improvements"), including, but not limited to, all expenses incurred by Landlord as a result of Landlord's compliance with any and all of its obligations under this Lease (or under similar leases with other tenants) other than the performance by Landlord of its work under Section
     2.3 of this Lease or similar provisions of leases with other tenants. In explanation of the foregoing, and not in limitation thereof, Basic Costs shall include: all real and personal property taxes and assessments (whether general or special, known or unknown, foreseen or unforeseen) and any tax or assessment levied or charged in lieu thereof, whether assessed against Landlord and/or Tenant and whether collected from Landlord and/or Tenant; South Jordan City Special Improvement District assessments; snow removal, trash removal, common area utilities, Utah Power & Light Company

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     Finanswer service charge, cost of equipment or devices used to conserve or monitor energy consumption, supplies, insurance, license, permit and inspection fees, cost of services of independent contractors, cost of compensation (including employment taxes and fringe benefits) of all persons who perform regular and recurring duties connected with day-to-day operation, maintenance, repair, and replacement of the Building, its equipment and the adjacent walk and landscaped area (including, but not limited to janitorial, scavenger, gardening, security, parking, elevator, painting, plumbing, electrical, mechanical, carpentry, window washing, structural and roof repairs and reserves, signing and advertising), but excluding persons performing services not uniformly available to or performed for substantially all Building tenants; and rental expense or a reasonable allowance for depreciation of personal property used in the maintenance, operation and repair of the Building. The foregoing notwithstanding, Basic Costs shall not include depreciation on the Building and Improvements; amounts paid toward principal or interest of loans of Landlord; nor "Direct Costs" as defined in Section 4.1(b) below.

          (b) "Direct Costs" shall mean all actual costs and expenses incurred by Landlord in connection with the operation, management, maintenance, replacement, and repair of tenants' premises, including but not limited to janitorial services, maintenance, repairs, supplies, utilities, heating, ventilation, air conditioning, and property management fees, which property management fees shall be equal to four and 23/100 percent (4.23%) of the Basic Annual Rent. Tenant shall pay its share of Direct Costs of the Building. The amount of Tenant's Direct Costs shall be obtained by multiplying the expenses in question by a fraction, the numerator of which shall be the gross rentable square footage of the premises, and the denominator of which shall be the average rentable square feet leased and occupied by tenants of the Building during any given year in which the Direct Costs are then being calculated.

               Landlord will cause meters to be installed to measure actual electrical and ventilation/air conditioning usage by Tenant. Tenant shall pay Landlord monthly, as additional rent, the estimated costs of such metered electrical and ventilation/air conditioning usage. At least annually, Landlord shall reconcile the estimated costs of these metered services and shall show the actual costs and shall apply any appropriate credits or debits from the previous year's actual usage. All such billings will be computed at the actual kilowatt hourly rate billed to the Landlord by the public utility companies for each respective period, including taxes, but without any additional mark-up or service charges. The costs of ventilation/air conditioning usage by Tenant shall be equitably apportioned among all building tenants according to usage. Tenant shall promptly pay to Landlord the amount due on each monthly billing received for and throughout the term of the Lease.

          (c) "Estimated Costs" shall mean the projected amount of Tenant's Direct Costs and Tenant's Proportionate Share of Basic Costs, excluding the costs of electricity and ventilation/air conditioning provided to the Buildings, if separately metered. The Estimated Costs for the calendar year in which the Lease commences are $950,000 excluding the costs of electricity and ventilation/air conditioning to the

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     Buildings, and are not included in the Basic Annual Rent. The Estimated
     Costs are based on 200,000 rentable square feet and a $4.75 per rentable square foot cost. If the Estimated Costs as of the date Tenant takes occupancy are greater than Estimated Costs at the time this Lease is executed, the Estimated Costs shall be increased to equal the Estimated Costs as of the date of Tenant's occupancy.

          (d) "Tenant's Proportionate Share of Basic Costs" shall mean the percentage of the Estimated Costs provided to the Buildings derived by multiplying the Estimated Costs times the Tenant's Proportionate Share.

          4.2  Report of Basic Costs and Statement of Estimated Costs.

          (a) After the expiration of each calendar year occurring during the term of this Lease, Landlord shall furnish Tenant a written statement of the Tenant's Proportionate Share of Basic Costs and the Tenant's Direct Costs occurring during the previous calendar year. The written statement shall specify the amount by which Tenant's Direct Costs and Proportionate Share of Basic Costs exceeds or is less than the amounts paid by Tenant during the previous calendar year pursuant to Section 4.3(b) below.

          (b) At the same time specified in Section 4.2(a) above, Landlord shall furnish Tenant a written statement of the Estimated Costs for the then current calendar year.

          4.3 Payment of Additional Rent. Tenant shall pay as additional rent ("Additional Rent") Tenant's Direct Costs and Tenant's Proportionate Share of Basic Costs. The Additional Rent shall be paid as follows:

          (a)  With each monthly payment of Basic Annual Rent due pursuant to
     Section 3.1 above, Tenant shall pay to Landlord, without offset or deduction, one-twelfth (l/12th) of the Estimated Costs as defined in
     Section 4.1(c).

          (b) Within thirty (30) days after delivery of the written statement referred to in section 4.2(a) above, Tenant shall pay to Landlord the amount by which Tenant's Direct Costs and Proportionate Share of Basic Costs, as specified in such written statements, exceed the aggregate of Estimated Costs actually paid by Tenant for the year at issue. Payments by Tenant shall be made pursuant to this Section 4.3(b) notwithstanding that a statement pursuant to Section 4.2(a) is furnished to Tenant after the expiration of the term of this Lease.

          (c) If the annual statement of costs indicates that the Estimated Costs paid by Tenant pursuant to Section 4.3(a) above for any year exceeded Tenant's Direct Costs and Tenant's Proportionate Share of Basic Costs for the same year, Landlord, at Tenant's election, shall either (i) promptly pay the amount of such

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     excess to Tenant, or (ii) apply such excess against the next installment of
     Basic Annual Rental or Additional Rent due hereunder.

          4.4 Exclusions. Notwithstanding anything to the contrary contained herein, Basic Costs and Direct Costs shall not include: 1) original construction costs of the Building; 2) interest and amortization of funds borrowed by Landlord, whether secured or unsecured; 3) reserves for repairs, maintenance and replacements (unless approved by Tenant); 4) costs or expenses associated with leasing space in the Building or the sale of any interest in the Building, including, without limitation, advertising and marketing, commissions or any amounts paid for or on behalf of a tenant such as space planning, moving costs, rental and other tenant concessions;
     5) ground rents; 6) salaries, wages or other compensations paid to employees of any property management organization whose salaries are deemed covered by a management fee (i.e., property manager, accounting or clerical personnel); 7) amounts paid to any partners, shareholder, officer or director of Landlord, for salary or other compensation; 8) repairs or other work occasioned by fire, windstorm, or other casualty covered by building insurance; 9) expenses for repairs, replacements or improvements arising from the initial construction of the Building to the extent such expenses are either (i) reimbursed to Landlord by virtue of warranties from contractors or suppliers or (ii) result by reason of deficiencies in design or workmanship except conditions resulting from ordinary wear and tear; 10) Landlord's general overhead except to the extent it is expended in direct connection with management and operation of the Building of which the Leased Premises forms a part; 11) accounting or legal fees incurred in tenant disputes, or in procuring tenants, or for fees not related to the operation and maintenance of the Building but personal to Landlord; 12) advertising and promotional activities; 13) leasing commissions, attorney's fees, costs, and disbursements and other expenses incurred in connection with negotiations or disputes with tenant, other occupants, or prospective tenant or other occupants; 14) all costs shall be "net" only and shall be reduced by the amount of insurance, condemnation awards or other reimbursement, recoupment, payment, discount, warrantee, guarantee or allowance received by Landlord; 15) costs of renovating or otherwise improving space for new tenants or in renovating space vacated by any tenant or any other work which Landlord performs for any tenant; 16) costs relating to maintaining Landlord's existence, either as a corporation, partnership or other entity, such as trustee's fees, annual fees, partnership organization or administration expenses, deed recordation expenses, legal and accounting fees (other than with respect to Building operations); 17) capital improvements to the Building, except those items that need replacement due to Tenant's occupancy of the Leased Premises; 18) depreciation of the Building or any equipment, machinery, fixtures or improvements therein; 19) any costs related to Landlord's compliance in the Building common areas with the Americans with Disabilities Act; 20) costs incurred due to Landlord's violation of any term or condition of this Lease or any law, ordinance or governmental rule or regulation affecting the Building; 21) costs for acquisitions of sculpture, paintings or other objects of art, unless approved by Tenant; 22) title insurance, automobile insurance, key man and other life insurance, long-term disability insurance and health, accident and sickness insurance, excepting only group plans providing reasonable benefits to persons of the grade of building manager and below employed in the operation and management of the Building (provided that the cost of

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     insurance with respect to any such employee dividing his or her time between the Building and any other buildings shall be apportioned pro rate among all such buildings); 23) any expense that would not be considered a normal maintenance or operating expense; 24) any inheritance, estate, succession, transfer, gift tax or capital levy shall not be included in Real Estate Taxes; and 25) costs of any items for which Landlord receives reimbursement from insurance proceeds or a third party. Insurance proceeds shall be excluded from Operating Expenses in the year in which they are received, except that any deductible amount under any insurance policy shall be included within Operation Expenses.

          4.5 Resolution of Disagreement. Every statement given by Landlord pursuant to Section 4.2 shall be conclusive and binding upon Tenant unless within ninety (90) days after the receipt of such statement Tenant shall notify Landlord that it disputes the correctness thereof, specifying the particular respects in which the statement is claimed to be incorrect. If such dispute shall not have been settled by agreement, the parties hereto shall submit the dispute to arbitration within ninety (90) days after Tenant's receipt of such statement. Pending the determination of such dispute by agreement or arbitration as aforesaid, Tenant shall, within thirty (30) days after receipt of such statement, pay Additional Rent in accordance with Landlord's statement, and such payment shall be without prejudice to Tenant's position. If the dispute shall be determined in Tenant's favor, Landlord shall forthwith pay Tenant the amount of Tenant's overpayment of rents resulting from compliance with Landlord's statement. Landlord agrees to grant Tenant reasonable access to Landlord's books and records for the purpose of verifying operating expenses incurred by Landlord.

          4.6 Landlord Duty to Keep Books for Audit. Landlord agrees to keep accurate books and records reflecting Basic Costs and Direct Costs and to make such records, and reasonable supporting detail available for examination during normal business hours upon reasonable notice by Tenant and its representatives; provided that any such examination or audit shall be at Tenant's sole cost and expense, unless the audit discloses a discrepancy of 10% or more per line item then Landlord shall be responsible for the cost of the audit. In addition, if the audit discloses any overpayment by Tenant, the overpayment shall be promptly repaid to Tenant together with interest at the rate of two percent (2%) above prime per annum.

               Landlord shall, at all times during the entire term and its options, operate, manage, maintain and repair the Building in a lawful, efficient and businesslike manner in accordance with sound property management practices consistent with comparable first class buildings in the area. Landlord shall not expend more than the reasonable and fair market value for any goods, services, labor or materials purchased or provided by Landlord in connection with the management, operation maintenance and repair of the Building. Tenant shall only be liable for Basic Costs and Direct Costs incurred by Tenant which are attributable to the term of this Lease or such time as Tenant occupies the Leased Premises, whichever is greater.

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          4.7  Limitations. Nothing contained in this Part IV shall be construed at any time so as to reduce the monthly installments of Basic Annual Rent payable hereunder below the amount set forth in Section 3.1 of this Lease.


V.   SECURITY DEPOSIT

          5.1  Deposit. Intentionally Deleted.

          5.2  Default. Intentionally Deleted


VI.  USE

          6.1 Use of Leased Premises. The Leased Premises shall be used and occupied by Tenant for general office purposes only which shall include computer room, training, conferences, and direct marketing and for no other purpose whatsoever without the prior written consent of Landlord.

          6.2 Prohibition of Certain Activities or Uses. The Tenant shall not do or permit anything to be done in or about, or bring or keep anything in the Leased Premises which is prohibited by this Lease or will, in any way or to any extent:

          (a) Adversely affect any fire, liability or other insurance policy carried with respect to the Building, the Improvements or any of the contents of the Building (except with Landlord's express written permission, which will not be unreasonably withheld, but which may be contingent upon Tenant's agreement to bear any additional costs, expenses or liability for risk that may be involved).

          (b) Obstruct or interfere with any right of any other tenant or occupant of the Building or injure or annoy such persons;

          (c) Conflict with or violate any law, statute, ordinance, rule, regulation or requirement of any governmental unit, agency or authority (whether existing or enacted as promulgated in the future, known or unknown, foreseen or unforeseen).

          (d) Adversely overload the floors or otherwise damage the structural soundness of the Leased Premises or Building, or any part thereof (except with Landlord's express written permission, which will not be unreasonably withheld, but which may be contingent upon Tenant's agreement to bear any additional costs, expenses or liability for risk that may be involved).

          6.3  Affirmative Obligations with Respect to Use.

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          (a)  Tenant will comply with all governmental laws, ordinances, regulations, and requirements, now in force or which hereafter may be in force, of any lawful governmental body or authorities having jurisdiction over the Leased Premises, will keep the Leased Premises and every part thereof in a clean, neat, and orderly condition, free of objectionable noise, odors, or nuisances, will in all respects and at all times fully comply with all health and policy regulations, and will not suffer, permit, or commit any waste.

          (b) At all times during the term hereof, Tenant shall, at Tenant's sole cost and expense, comply with all statutes, ordinances, laws, orders, rules, regulations and requirements of all applicable federal, state, county, municipal and other agencies or authorities, now in effect or which may hereafter become effective, which shall impose any duty upon Landlord or Tenant with respect to the use, occupation or alterations of the Leased Premises (including, without limitation, all applicable requirements of the Americans with Disabilities Act of 1990 and all other applicable laws relating to people with disabilities, and all rules and regulations which may be promulgated thereunder from time to time and whether relating to barrier removal, providing auxiliary aids and services or otherwise) and upon request of Landlord shall deliver evidence thereof to Landlord.

          6.4 Suitability. Tenant acknowledges that except as expressly set forth in this Lease, neither Landlord nor any other person has made any representation or warranty with respect to the Leased Premises or any other portion of the Building, and that no representation has been made or relied on with respect to the suitability of the Leased Premises or any other portion of the Building or Improvements for the conduct of Tenant's business. The Leased Premises, Building and Improvements (and each and every part thereof) shall be deemed to be in satisfactory condition subject to the "punch list" prepared at Substantial Completion of the Building and the Leased Premises. Landlord shall be responsible for correcting any latent defects during the two (2) year warranty period following Tenant occupancy, normal wear and tear excepted.

          6.5 Taxes. Tenant shall pay all taxes, assessments, charges, and fees which during the term hereof may be imposed, assessed or levied by any governmental or public authority against or upon Tenant's use of the Leased Premises or any personal property or fixture kept or installed therein by Tenant and on the value of leasehold improvements to the extent that the same exceed Building allowances.


VII. UTILITIES AND SERVICE

          7.1 Obligation of Landlord. During the term of this Lease the Landlord agrees to cause to be furnished to the Building 24 hours per day, 365 days per year the following utilities and services, the cost and expense of which shall be included in Basic and/or Direct Costs:

          (a)  Electricity, water, gas and sewer service.

          (b) Telephone connection, but not including telephone stations and equipment (it being expressly understood and agreed that Tenant shall be responsible for the ordering and installation of telephone lines and equipment which pertain to the Leased Premises).

          (c)  Elevator service.

          7.2 Obligation of Landlord. During the term of this Lease the Landlord agrees to cause to be furnished to the Leased Premises during customary business hours (7:00 a.m. to 6:00 p.m. Monday through Friday and 8:00 a.m. to l:00 p.m. on Saturday) and during generally recognized business days the following services, the cost and expense of which shall be included in Basic and/or Direct Costs:

          (a) Heat and air-conditioning to comply with ASHRAE 1989, so that the temperature does not exceed 80 (Degrees) F in summer nor fall below 68(Degrees) F in winter. The parties agree and understand that the above heat and air-conditioning will be provided Monday through Friday from 7:00 a.m. to 6:00 p.m. and Saturday from 8:00 a.m. to 1:00 p.m.

          (b) Janitorial service in accordance with specifications attached hereto as Exhibit "H".

          (c) Security (including the lighting of common halls, stairways, entries and restrooms) to such extent as is usual and customary in similar buildings in Salt Lake County, Utah.

          (d)  Snow removal service.

          (e)  Landscaping and groundskeeping service.

          7.3 Tenant's Obligations. Tenant shall arrange for and shall pay the entire cost and expense of all telephone stations, equipment and use charges, electric light bulbs (but not fluorescent bulbs used in fixtures originally installed in the Leased Premises) and all other materials and services not expressly required to be provided and paid for pursuant to the provisions of Section 7.1 above.

          7.4  Additional Limitations.

          (a) Tenant will not, without the written consent of Landlord, which consent shall not be unreasonably withheld, use any apparatus or device on the Leased Premises (including but without limitation thereto, electronic data processing machines, punch card machines or machines using current in excess of 110 volts) which will in any way or to any extent increase the amount of electricity or water usually furnished or supplied for use on the Leased Premises for the use designated in Section 6.1 above, nor connect with electrical current, except through existing electrical outlets in the Leased Premises, or water pipes, any apparatus or device, for the purposes of using electric current or water.

          (b) If Tenant shall require water or electric current in excess of that usually furnished or supplied for use of the Leased Premises, or for purposes other than those designated in Section 6.l above, Tenant shall first procure the consent of Landlord for the use thereof. If the Building is a multi-tenant building, the Landlord's consent may require a water meter or electric current meter to be installed in the Leased Premises, so as to measure the amount of water and/or electric current consumed for any such use. The cost of such meters and of installation maintenance, and repair thereof shall be paid for by Tenant and Tenant agrees to pay Landlord promptly upon demand by Landlord for all such water and electric current consumed as shown by said meters, at the rates charged for such service by the City in which the Building is located or the local public utility, as the case may be, furnishing the same, plus any additional expense incurred in keeping account of the water and electric current so consumed.

          (c) If and where heat generating machines devices are used in the Leased Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord reserves the right to install additional or supplementary air conditioning units for the Leased Premises, and the entire cost of installing, operating, maintaining and repairing the same shall be paid by Tenant to Landlord promptly after demand by Landlord.

          7.5 Limitation on Landlord's Liability. Landlord shall not be liable for and Tenant shall not be entitled to terminate this Lease or to effectuate any abatement or reduction of rent by reason of Landlord's failure to provide or furnish any of the foregoing utilities or services if such failure was reasonably beyond the control of Landlord. In no event shall Landlord be liable for loss or injury to persons or property, however, arising or occurring in connection with or attributable to any failure to furnish such utilities or services even if within the control of Landlord. Notwithstanding anything to the contrary contained herein, if Tenant cannot reasonably use any portion of the Leased Premises for Tenant's normal business operations by reason of any interruption in services within Landlord's reasonable control and such condition exists for three (3) consecutive business days, then Tenant's rent shall be equitably abated from the date of such occurrence for that portion of the Leased Premises that Tenant is unable to occupy until such service is restored and Tenant is able to use the Leased Premises.

               Notwithstanding the above, in the event Landlord needs to perform work in the Leased Premises which will interfere with the Tenant's normal course of business, then Landlord shall use its best efforts to perform such work and clean up the area after Tenant's business hours and prior to the Tenant's next day of business.

VIII.  MAINTENANCE AND REPAIRS; ALTERATIONS; ACCESS

          8.1 Maintenance and Repairs by Landlord. Landlord shall maintain in good order, condition and repair the Building, Base Building Systems, and Improvements in accordance with Class A office buildings in suburban Salt Lake City, except the Leased Premises and those other portions of the Building leased, rented or otherwise occupied by persons not affiliated with the Landlord. Base Building Systems includes, but is not limited to, the Building enclosure, the roof, HVAC system, plumbing, sprinklers, fire alarm, elevators, and electrical systems (which may be routed through the Leased Premises). Landlord shall supply normal janitorial and cleaning services reasonably required to keep the Leased Premises and the Building and Improvements in a clean, sanitary and orderly condition. The cost and expense of this maintenance and repair by Landlord shall be included in Direct and/or Basic Costs.

          8.2 Maintenance and Repairs by Tenant. Tenant, at Tenant's sole cost and expense and without prior demand being made, shall maintain the Leased Premises in good order, condition and repair, and will be responsible for the painting, carpeting or other interior design work of the Leased Premises beyond the initial construction phase as specified in Section 2.3 and Exhibit "C" and "E" of the Lease and shall maintain all equipment and fixtures installed by Tenant. If repainting or recarpeting is required and authorized by Tenant, the cost for such are the sole obligation of Tenant and shall be paid for by Tenant immediately following the performance of said work and a presentation of an invoice for payment.

          8.3 Alterations. Except as set forth on Exhibit "C" attached hereto, Tenant shall not make or cause to be made any alterations, additions or improvements or install or cause to be installed any fixtures, signs, floor coverings, interior or exterior lighting, plumbing fixtures, or shades or awnings, or make any other changes to the Leased Premises without first obtaining Landlord's written approval, which approval shall not be unreasonably withheld. Tenant shall present to the Landlord plans and specifications for such work at the time approval is sought. In the event Landlord consents to the making of any alterations, additions, or improvements to the Leased Premises by Tenant, the same shall be made by Tenant at Tenant's sole cost and expense. All such work with respect to any alterations, additions, and changes shall be done in a good and workmanlike manner and diligently prosecuted to completion such that, except as absolutely necessary during the course of such work, the Leased Premises shall at all times be a complete operating unit. Any such alterations, additions, or changes shall be performed and done strictly in accordance with all laws and ordinances relating thereto. In performing the work or any such alterations, additions, or changes, Tenant shall have the same performed in such a manner as not to obstruct access to any portion of the Building. Any alterations, additions, or improvements to or of the Leased Premises, including, but not limited to, wallcovering, paneling, and built-in cabinet work, but excepting movable furniture and equipment, shall at once become a part of the realty and shall be surrendered with the Leased Premises unless Landlord otherwise elects at the end of the term hereof. Notwithstanding the above, decorating items shall not require notice to, or consent of Landlord. In the event Landlord does not respond to Tenant's written request for consent within ten (10) days, consent shall be deemed given. Landlord shall not charge any supervisory fee for alterations.

          8.4 Landlord's Access to Leased Premises. Landlord shall have the right to place, maintain, and repair all utility equipment of any kind in, upon, and under the Leased Premises as may be necessary for the servicing of the Leased Premises and other portion of the Building. Landlord shall upon providing adequate notice to Tenant, also have the right to enter the Leased Premises at all times to inspect or to exhibit the same to prospective purchasers, mortgagees, tenants, and lessees, and to make such repairs, additions, alterations, or improvements as Landlord may deem desirable. Landlord shall be allowed to take all material upon said Leased Premises that may be required therefor without the same constituting an actual or constructive eviction of Tenant in whole or in part and the rents reserved herein shall in no wise abate while said work is in progress by reason of loss or interruption of Tenant's business or otherwise, and Tenant shall have no claim for damages. During the three (3) months prior to expiration of this Lease or of any renewal term, Landlord may place upon the Leased Premises "For Lease" or "For Sale" signs which Tenant shall permit to remain thereon.


IX.  ASSIGNMENT

               9.1 Assignment Prohibited. Tenant shall not transfer, assign, mortgage, or hypothecate this Lease, in whole or in part, or permit the use of the Leased Premises by any person or persons other than Tenant, or sublet the Leased Premises, or any part thereof, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld, provided sufficient information is provided to Landlord to accurately represent the financial condition of those to whom this Lease will be transferred, assigned, mortgaged, or hypothecated. Such prohibition against assigning or subletting shall include any assignment or subletting by operation of law. Notwithstanding anything to the contrary contained herein, Tenant may assign this lease or sublet all or any portion of the Leased Premises, with Landlord's written consent, which shall not be unreasonably withheld, to any corporation or other business entity which
     (1) controls, is controlled by, or is under common control with Tenant or
     (2) is a successor corporation related to Tenant by merge, consolidation, non-bankruptcy reorganization or government action (herein referred to as a "Related Corporation") for any of the purposes permitted to Tenant, subject however to compliance with Tenant's obligations under this lease. Any such assignment or subletting shall not be deemed to relieve, release, impair or discharge any of Tenant's obligations thereunder. For the purposes hereof, "control" shall be deemed to mean ownership of not less than fifty percent (50%) of all of the voting stock of such corporation or not less than fifty percent (50%) of all of the legal and equitable interest in any other business entities. The sale of Tenant's capital stock through any public exchange shall not be deemed a sublease, assignment or transfer of this Lease.

          9.2  Consent Required:

          (a) Any assignment or subletting without Landlord's consent shall be void, and shall constitute a default hereunder which, at the option of Landlord, shall result in the termination of this Lease or exercise of Landlord's other remedies hereunder. Consent to any assignment or subletting shall not operate as a waiver of the necessity for consent to any subsequent assignment or subletting, and the terms of such consent shall be binding upon any person holding by, under, or through Tenant.

          (b) Landlord shall have no obligation to consent to the proposed sublease or assignment if the proposed sublessee or assignee or its business is or may be subject to compliance with additional requirements of the law, including any related rules or regulations, commonly known as the "Americans with Disabilities Act of l990" or similar state or local laws relating to persons with disabilities beyond those requirements which are applicable to the tenant desiring to so sublease or assign, unless Tenant pays the cost of the compliance with such additional rules or regulations.

          9.3 Landlord's Right in Event of Assignment If this Lease is assigned or if the Leased Premises or any portion thereof are sublet or occupied by any person other than the Tenant, Landlord may collect rent and other charges from such assignee or other party, and apply the amount collected to the rent and other charges reserved hereunder, but such collection shall not constitute consent or waiver of the necessity of consent to such assignment, subleasing, or other transfer, nor shall such collection constitute the recognition of such assignee, sublessee, or other party as the Tenant hereunder or a release of Tenant from the further performance of all of the covenants and obligations, including obligation to pay rent, of Tenant herein contained. In the event that Landlord shall consent to a sublease or assignment hereunder, Tenant shall pay to Landlord reasonable fees, not to exceed $100.00, incurred in connection with processing of documents necessary to the giving of such consent.

          9.4  Sublease and Assignments Rights The above paragraphs of this
     Section 9 not withstanding, Tenant shall have the right to sublet or assign all or part of the Leased Premises without Landlord's prior consent to any and all affiliates, subsidiaries, sister companies, or any entity in which Tenant or Tenant's parent company has a controlling interest, provided Tenant is not relieved of its obligations under the lease.

               For non-affiliated companies, Landlord shall not unreasonably withhold, condition or delay the approval of any and all proposed sublease or assignment, provided proposed sublessor has the same or better financial condition as Tenant. Tenant shall retain any and all profits from a sublease or assignment. Tenant's foregoing Rights of Sublease and Assignment shall apply to the initial lease term and any renewal terms.

          9.5 Right to Sublet and Retain Profit. Any profits from subleasing shall be retained by Tenant. Landlord may not withhold its consent on the grounds that the proposed assignee or sublessee is an occupant of the building or office park. Landlord shall provide sublessee and/or assignees all rights and services provided for in Tenant's Lease. Landlord shall not be entitled to any sublease profits nor shall Landlord have a right of recapture.

X.   INDEMNITY

          10.1 Indemnification By Landlord and Tenant. From and after the Commencement Date, Landlord and/or Tenant shall defend and indemnify the other and save the other harmless from and against any and all suits, actions, damage and claims, liability and expense in connection with loss of life, bodily or personal injury, or property damage arising from or out of any occurrence in, upon, at or from the Leased Premises, or occasioned wholly or in part by any act or omission of the other or its agents, contractors, employees, servants, invitees, licensees or concessionaires. All insurance policies carried by Tenant and/or Landlord shall include a waiver of subrogation endorsement which specifies that the insurance carrier(s) will waive any right of subrogation against Tenant and/or Landlord arising out of any insurance claim.

          10.2 Release of Landlord. Landlord shall not be responsible or liable at any time for any loss or damage to Tenant's personal property or to Tenant's business, including any loss or damage to either the person or property of Tenant that may be occasioned by or through the acts or omissions of persons occupying adjacent, connecting, or adjoining space. Tenant shall store its property in and shall use and enjoy the Leased Premises and all other portions of the Building and Improvements at its own risk, and hereby releases Landlord, to the full extent permitted by law, from all claims of every kind resulting in loss of life, personal or bodily injury, or property damage.

          10.3 Notice. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Leased Premises or in the Building of which the Leased Premises are a part or of defects therein or in any fixtures or equipment.

          10.4 Litigation. In case Landlord or Tenant, without fault on its part, shall be made a party to any litigation commenced by or against Tenant or Landlord, then Tenant or Landlord shall protect and hold the other party harmless and shall pay all costs, expenses, and reasonable attorneys' fees.

XI.  INSURANCE

          11.1 Insurance on Tenant's Personal Property and Fixtures. At all times during the term of this Lease, Tenant shall keep in force at its sole cost and expense, hazardous insurance with special causes of loss including theft coverage, insuring against fire and extended coverage risks (including vandalism and malicious mischief) in companies acceptable to Landlord, equal to the replacement cost of Tenant's fixtures, furnishings, equipment, and contents upon the Leased Premises and all improvements or additions made by Tenant to the Leased Premises. The Landlord shall be named as a loss payer on all such policies.

          11.2 Property Coverage. Landlord shall obtain and maintain in force "All Risk" insurance, including vandalism and malicious mischief, required to cover any loss or destruction that the Leased Premises herein may experience during the Lease period and any extension thereof, and including, at Landlord's discretion, flood and earthquake coverage if commercially available at reasonable rates. Such insurance shall also include coverage against loss of rents. Tenant shall pay Landlord, as a separate consideration, all reasonable costs to purchase the insurance called for in this paragraph on the Leased Premises.

          11.3 Liability Insurance. Tenant shall, during the entire term hereof, keep in full force and effect a policy of public liability and property damage insurance with respect to the Leased Premises and the business operated by Tenant in the Leased Premises, with a combined single limit for personal or bodily injury and property damage of not less than $1,000,000.00. The policy shall name Landlord, any person, firms, or corporations designated by Landlord, and Tenant as insureds, and shall contain a clause that the insurer will not cancel or materially change the insurance pertaining to the Leased Premises without first giving Landlord ten (10) days' written notice. Tenant shall at all times during the term hereof provide Landlord with evidence of current insurance coverage. All public liability, property damage, and other liability policies shall be written as primary policies, not contributing with coverage which Landlord may carry. All such policies shall contain a provision that Landlord, although named as an insured, shall nevertheless be entitled to recover under said policies for any loss occasioned to it, its servants, agents, and employees by reason of the negligence of Tenant. All such insurance shall specifically insure the performance by Tenant of the indemnity agreement as to liability for injury to or death of persons or injury or damage to property contained in Part X.

          11.4 Waiver of Subrogation. Landlord and Tenant waive all rights to recover against each other, against any other tenant or occupant of the Building and against the officers, directors, shareholders, partners, joint venturers, employees, agents, customers, invitees or business visitors of each other or of any other tenant or occupant of the Building, for any loss or damage arising from any cause covered by any insurance carried by the waiving party, to the extent that such loss or damage is actually covered.

                No party shall have any right or claim against any of Landlord's agents for any property damage (whether caused by negligence or the condition of the Leased Premises or the Building or any part thereof) by way of subrogation or assignment, Tenant hereby waiving and relinquishing any such right. Tenant shall obtain a valid certificate of insurance or similar document from its insurance company verifying this waiver of subrogation for that property that Tenant chooses to insure. Landlord hereby waives and relinquishes any right or claim against Tenant from damages to the Leased Premises or Building by way of subrogation or assignment by Landlord. At Tenant's request, Landlord shall obtain a valid certificate of insurance verifying this waiver of subrogation for that property Landlord chooses to insure.

          11.5 Lender. Any mortgage lender interest in any part of the Building or Improvements may, at Landlord's option, be afforded coverage under any policy required to be secured by Tenant hereunder, by use of a mortgagee's endorsement to the policy concerned.

XII.  DESTRUCTION

      If the Leased Premises shall be partially damaged by any casualty insured against under any insurance policy maintained by Landlord, Landlord shall, upon receipt of the insurance proceeds, repair the Leased Premises and until repair is complete the Basic Annual Rent and Additional Rent shall be abated proportionately as to that portion of the Leased Premises rendered untenantable. Notwithstanding the foregoing, if: (a) the Leased Premises by reason of such occurrence are rendered wholly untenantable, or
      (b) the Leased Premises should be damaged as a result of a risk which is not covered by insurance, or (c) the Leased Premises should be damaged in whole or in part during the last six (6) months of the term or of any renewal hereof, or (d) the Leased Premises or the Building (whether the Leased Premises are damaged or not) should be damaged to the extent of fifty percent (50%) or more of the then-monetary value thereof, then and in any such events, Landlord may either elect to repair the damage or may cancel this Lease by notice of cancellation within sixty (60) days after such event and thereupon this Lease shall expire, and Tenant shall vacate and surrender the Leased Premises to Landlord. Tenant's liability for rent upon the termination of this Lease shall cease as of the day following Landlord's giving notice of cancellation. In the event Landlord elects to repair any damage, any abatement of rent shall end five (5) days after notice by Landlord to Tenant that the Leased Premises have been repaired. In the event Landlord elects to repair any damage, Landlord shall give notice to Tenant within sixty (60) days of the occurrence and such notice shall include a schedule for the completion of the repairs. Unless this Lease is terminated by Landlord, Tenant shall repair and refixture the interior of the Leased Premises in a manner and in at least a condition equal to that existing prior to the destruction or casualty and the proceeds of all insurance carried by Tenant on its property and fixtures shall be held in trust by Tenant for the purpose of said repair and replacement. During the repair of the Leased Premises, Landlord shall grant Tenant access to refixture and install furniture as needed.

XIII. CONDEMNATION

          13.1 Total Condemnation. If the whole of the Leased Premises shall be acquired or taken by condemnation proceeding, then this Lease shall cease and terminate as of the date of title vesting in such proceeding.

          13.2 Partial Condemnation. If any part of the Leased Premises shall be taken as aforesaid, and such partial taking shall render that portion not so taken unsuitable for the business of Tenant, then this Lease shall cease and terminate as aforesaid. If such partial taking is not extensive enough to render the Leased Premises unsuitable for the business of Tenant, then this Lease shall continue in effect except that the Basic Annual Rent and Additional Rent shall be reduced in the same proportion that the portion of the Leased Premises (including basement, if any) taken bears to the total area initially demised and Landlord shall, upon receipt of the award in condemnation, make all necessary repairs or alterations to the Building in which the Leased Premises are located, provided that Landlord shall not be required to expend for such work an amount in excess of the amount received by Landlord as damages for the part of the Leased Premises so taken. "Amount received by Landlord" shall mean that part of the award in condemnation which is free and clear to Landlord of any collection by mortgage lenders for the value of the diminished fee.

          13.3 Landlord's Option to Terminate. If more than twenty percent (20%) of the Building shall be taken as aforesaid, Landlord may, by written notice to Tenant, terminate this Lease. If this Lease is terminated as provided in this Section, rent shall be paid up to the day that possession is so taken by public authority and Landlord shall make an equitable refund of any rent paid by Tenant in advance.

          13.4 Award. Tenant shall not be entitled to and expressly waives all claim to any condemnation award for any taking, whether whole or partial and whether for diminution in value of the leasehold or to the fee, although Tenant shall have the right, to the extent that the same shall not reduce Landlord's award, to claim from the condemnor, but not from the Landlord, such compensation as may be recoverable by Tenant in its own right for damages to Tenant's business and fixtures.

          13.5 Definition. As used in this Part XIII the term "condemnation proceeding" means any action or proceeding in which any interest in the Leased Premises is taken for any public or quasi-public purpose by any lawful authority through exercise of eminent domain or right of condemnation or by purchase or otherwise in lieu thereof.


XIV. LANDLORD'S RIGHTS TO CURE

          14.1 General Right. In the event of breach, default, or noncompliance hereunder by Landlord, Tenant shall, before exercising any right or remedy available to it, give Landlord written notice of the claimed breach, default, or noncompliance. If prior to its giving such notice Tenant has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise) of the address of a lender which has furnished any of the financing referred to in Part XV hereof, concurrently with giving the aforesaid notice to Landlord, Tenant shall, by certified mail, return receipt requested, transmit a copy thereof to such lender. For the thirty (30) days following the giving of the notice(s) required by the foregoing portion of this section (or such longer period of time as may be reasonably required to cure a matter which, due to its nature, cannot reasonably be rectified within thirty (30) days, Landlord shall have the right to cure the breach, default, or noncompliance involved. If Landlord has failed to cure a default within said period, any such lender shall have an additional thirty (30) days within which to cure the same or, if such default cannot be cured within that period, such additional time as may be necessary if within such thirty (30) day period said lender has commenced and is diligently pursuing the actions or remedies necessary to cure the breach default, or noncompliance involved (including, but not limited to, commencement and prosecution of proceedings to foreclose or otherwise exercise its rights under its mortgage or other security instrument, if necessary to effect such cure), in which event this Lease shall not be terminated by Tenant so long as such actions or remedies are being diligently pursued by said lender. Following the thirty (30) day notice period to Landlord, Tenant may perform such obligation(s) for or on behalf of the Landlord or make good any such default after three (3) business days written notice to Landlord, and any cost incurred by Tenant shall be repaid by Landlord to Tenant, within 30 days after receipt of an invoice.

          14.2 Mechanic's Lien. Should any mechanic's or other lien be filed against the Leased Premises or any part thereof by reason of Tenant's acts or omissions or because of a claim against Tenant, Tenant shall cause the same to be canceled and discharged of record by bond or otherwise within ten (10) days after notice by Landlord.

XV.  FINANCING; SUBORDINATION

          15.1 Subordination. Tenant acknowledges that it might be necessary for Landlord or its successors or assigns to secure mortgage loan financing or refinancing affecting the Leased Premises. Tenant also acknowledges that the lender interested in any given loan may desire that Tenant's interest under this Lease be either superior or subordinate to the mortgage then held or to be taken by said Lender. Accordingly, Tenant agrees that at the request of Landlord at any time and from time to time Tenant shall execute and deliver to Landlord an instrument, in form reasonably acceptable to Landlord, whereby Tenant subordinates its interest under this Lease and in the Leased Premises to any first mortgage or deed of trust covering the Leased Premises (a "Mortgage"); provided, however, that any such instrument or subordination executed by Tenant shall provide that so long as Tenant continues to perform all of its obligations under this Lease its tenancy shall remain in full force and effect notwithstanding Landlord's default in connection with the Mortgage concerned or any resulting foreclosure or sale or transfer in lieu of such proceedings. Tenant shall not subordinate its interests hereunder or in the Leased Premises to any lien or encumbrance other than the Mortgages described in and specified pursuant to this
     Section 15.1 without the prior written consent of Landlord and of the lender interested under each Mortgage then affecting the Leased Premises. Any such unauthorized subordination by Tenant shall be void and of no force or effect whatsoever.

          15.2 Amendment. Tenant recognizes that Landlord's ability from time to time to obtain construction, acquisition, standing, and/or permanent mortgage loan financing for the Building and/or the Leased Premises may in part be dependent upon the acceptability of the terms of this Lease to the lender concerned. Accordingly, Tenant agrees that from time to time it shall, if so requested by Landlord and if doing so will not substantially and adversely affect Tenant's economic interests hereunder join with Landlord in amending this Lease so as to meet the needs or requirements of any lender which is considering making or which has made a loan secured by a Mortgage affecting the Leased Premises.

          15.3 Attornment. Any sale, assignment, or transfer of Landlord's interest under this Lease or in the Leased Premises including any such disposition resulting from Landlord's default under a Mortgage, shall be subject to this Lease and also Tenant shall attorn to Landlord's successor and assigns and shall recognize such successor or assigns as Landlord under this Lease, regardless of any rule of law to the contrary or absence of privity of contract.

          15.4 Financial Information. As a condition to Landlord's acceptance of this Lease, Tenant shall provide financial information sufficient to verify to Landlord the financial condition of Tenant. Tenant hereby represents and warrants that none of such information contains or will contain any untrue statement of material fact, nor will such information omit any material fact necessary to make the statements contained therein misleading or unreliable.

          15.5 Non-Disturbance Agreement. Landlord shall obtain a Non-Disturbance Agreement for the benefit of Tenant from the holders of any current or future encumbrances against the Building, including but not limited to, mortgages, deeds or trusts and ground leases and any holders of interests superior to Tenant. Such non-disturbance agreement shall be in form and content then used by such holder, but shall provide, among other things, that so long as Tenant is not in default in the payment of rent or any other material covenant or condition of this lease, (i) its rights as Tenant hereunder shall not be affected or terminated, (ii) its possession of the demised premises shall not be disturbed, (iii) no action or proceeding shall be commenced to remove or evict Tenant, and (iv) this lease shall continue in full force and effect notwithstanding the foreclosure of the mortgage prior to the expiration or termination of this lease.


XVI. EVENTS OF DEFAULT; REMEDIES OF LANDLORD

          16.1 Default by Tenant. Upon the occurrence of any of the following events, Landlord shall have the remedies set forth in Section 16.2:

          (a) Tenant fails to pay any installment of Basic Annual Rent or Additional Rent or any other sum due hereunder within ten (10) days after Tenant receives written notice of rent due.

          (b) Tenant fails to perform any other term, condition, or covenant to be performed by it pursuant to this Lease within ten (10) days after written notice of such default shall have been given to Tenant by Landlord or, if cure would reasonably require more than ten (10) days to complete, if Tenant fails to commence performance within the ten (10) day period or fails diligently to pursue such cure to completion.

          (c) Tenant or any guarantor of this Lease shall become bankrupt or insolvent or file any debtor proceedings or have taken against such party in any court pursuant to state or federal statute, a petition in bankruptcy or insolvency, reorganization, or appointment of a receiver or trustee; or Tenant petitions for or enters into an arrangement; or suffers this Lease to be taken under a writ of execution.

          16.2 Remedies. In the event of any default by Tenant hereunder, Landlord may at any time, without waiving or limiting any other right or remedy available to it, terminate Tenant's rights under this Lease by written notice, reenter and take possession of the Leased Premises by any lawful means (with or without terminating this Lease), or pursue any other remedy allowed by law. Tenant agrees to pay to Landlord the cost of recovering possession of the Leased Premises, all costs of reletting, and all other costs and direct damages arising out of Tenant's default, including reasonable attorneys' fees. Notwithstanding any reentry, the liability of Tenant for the rent reserved herein shall not be extinguished for the balance of the Term, and Tenant agrees to compensate Landlord upon demand for any deficiency arising from reletting the Leased Premises at a lesser rent than applies under this Lease.

          16.3 Past Due Sums; Penalty. If Tenant fails to pay, when the same is due and payable, any Basic Annual Rent, Additional Rent, or other sum required to be paid by it hereunder, such unpaid amounts shall bear interest from the due date thereof to the date of payment at a fluctuating rate equal to two percent (2%) per annum above the prime rate of interest charged by First Security Bank of Utah, Salt Lake City, Utah. In addition thereto, Tenant shall pay a sum of five percent (5%) of such unpaid amounts as a service fee. Notwithstanding the foregoing, however, Landlord's right concerning such interest and service fee shall be limited by the maximum amount which may properly be charged by Landlord for such purposes under applicable law. Twice each calendar year, Landlord shall grant Tenant a five (5) day grace period in case of late payment of Basic Annual Rent and Additional Rent.

XVII. PROVISIONS APPLICABLE AT TERMINATION OF LEASE

          17.1 Surrender of Premises. At the expiration of this Lease, except for changes made by Tenant that were approved by Landlord, Tenant shall surrender the Leased Premises in the same condition, less reasonable wear and tear, as they were in upon delivery of possession thereto under this Lease and shall deliver all keys to Landlord. Before surrendering the Leased Premises, Tenant shall remove all of its personal property and trade fixtures and such property or the removal thereof shall in no way materially damage the Leased Premises, and Tenant shall be responsible for all costs, expenses and damages incurred in the removal thereof. If Tenant fails to remove its personal property and fixtures upon the expiration of this Lease, the same shall be deemed abandoned and shall become the property of Landlord.

          17.2 Removal of Trade Fixtures and Improvements. At the expiration of the term, Tenant may remove movable walls, Tenant's trade fixtures, furniture, rooftop satellite equipment, A/V equipment (including screen, monitors, projectors) and Tenant's interior security system.

          17.3 Holding Over. Any holding over after the expiration of the term hereof or of any renewal term with the prior written consent of Landlord shall be construed to be a tenancy from month to month. Tenant shall pay holdover rent equal to the then current Basic Annual Rent for three months, and thereafter the Basic Annual Rent shall be increased by 25%.

XVIII. ATTORNEYS' FEES

       In the event that at any time during the term of this Lease either Landlord or the Tenant institutes any action or proceeding against the other relating to the provisions of this Lease or any default hereunder, then the unsuccessful party in such action or proceeding agrees to reimburse the successful party for the reasonable expenses of such action including reasonable attorneys' fees, incurred therein by the successful party.

XIX.   ESTOPPEL CERTIFICATE

          19.1 Landlord's Right to Estoppel Certificate Tenant shall, within fifteen (15) days after Landlord's request, execute and deliver to Landlord a written declaration, in form and substance similar to Exhibit "D", in recordable form: (1) ratifying this Lease; (2) expressing the Commencement Date and expiration date hereof; (3) certifying that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended (except by such writing as shall be stated); (4) that all conditions under this Lease to be performed by Landlord have been satisfied; (5) that there are no defenses or offsets against the enforcement of this Lease by the Landlord, or stating those claimed by Tenant; (6) the amount of advance rental, if any, (or none if such is the case) paid by Tenant; (7) the date to which rental has been paid; (8) the amount of security deposited with Landlord; and (9) such other information as Landlord may reasonably request. Landlord's mortgage lenders and/or purchasers shall be entitled to rely upon such declaration.

          19.2 Effect of Failure to Provide Estoppel Certificate. Tenant's failure to furnish any Estoppel Certificate within fifteen (15) days after request therefor shall be deemed a default hereunder and moreover, it shall be conclusively presumed that: (a) this Lease is in full force and effect without modification in accordance with the terms set forth in the request; (b) that there are no unusual breaches or defaults on the part of the Landlord; and (c) no more than one (1) month's rent has been paid in advance.


XX.  COMMON AREAS

          20.1 Definition of Common Areas. "Common Areas" means all areas, space, equipment and special services provided for the joint or common use and benefit of the tenants or occupants of the Building and Property or portions thereof, and their employees, agents, servants, patients, customers, and other invitees (collectively referred to herein as "Occupants") including without limitation, parking, access roads, driveways, retaining walls, landscaped areas, serviceways, loading docks, pedestrian walks; courts, stairs, ramps, and sidewalks; common corridors, rooms and restrooms; air-conditioning, fan, janitorial, electrical and telephone rooms or closets; and all other areas within the Building which are not specified for exclusive use or occupancy by Landlord or any tenant (whether or not they are leased or occupied).

          20.2 License to Use Common Areas. The Common Areas shall be available for the common use of all Occupants and shall be used and occupied under a revocable license. If any such areas shall be changed or diminished, and provided the changes do not materially affect Tenant's ability to conduct its normal business in the Leased Premises, Landlord shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent nor shall revocation or diminution of such areas be deemed constructive or actual eviction. All Common Areas shall be subject to the exclusive control and management of Landlord. Landlord shall have the right to construct, maintain, and operate lighting and other facilities on all said areas and improvements; to police the same; to change the area, level, location, and arrangement of parking areas and other facilities; to restrict parking by non-tenants; to close all or any portion of said areas or facilities to such extent as may be legally sufficient to prevent a dedication thereof or the accrual of any right to any person or the public therein; and to close temporarily any portion of the parking areas to discourage non-occupant parking. Landlord shall operate and maintain the Common Areas in such manner as Landlord in its discretion shall determine, shall have full right and authority to employ and discharge all personnel with respect thereto, and shall have the right, through reasonable rules, regulations, and/or restrictive covenants promulgated by it from time to time, to control use and operation of the Common Areas in order that the same may occur in a proper and orderly fashion.

          20.3 Parking. Automobiles of Tenant and all Occupants (as defined above) associated with Tenant shall be parked only within parking areas not otherwise reserved by Landlord. Landlord or its agents shall, without any liability to Tenant or its Occupants, have the right to cause to be removed any automobile that may be wrongfully parked in a prohibited or reserved parking area, and Tenant agrees to indemnify, defend and hold Landlord harmless from and against any and all claims, losses, demands, damages and liabilities asserted or arising with respect to or in connection with any such removal of an automobile.

XXI.  SIGNS, AWNINGS, AND CANOPIES

          21.1 General Rights. Tenant shall not place or suffer to be placed or maintained on any exterior door, wall, or window of the Leased Premises, or elsewhere in the Building, any sign, awning, marquee, decoration, lettering, attachment, or canopy, or advertising matter or other thing of any kind, and will not place or maintain any decoration, lettering, or advertising matter on the glass of any window or door of the Leased Premises without first obtaining Landlord's written approval. Tenant further agrees to maintain such sign, awning, canopy, decoration, lettering, advertising matter, or other things, as may be approved, in good condition and repair at all times. Landlord may, after five (5) business days notice to Tenant, at Tenant's cost, and without liability to Tenant, enter the Leased Premises and remove any item erected in violation of this Section. Landlord may establish rules and regulations governing the size, type, and design of all signs, decorations, etc., and Tenant agrees to abide thereby.

          21.2 Exclusive Rights. Tenant shall have exclusive building and monument signage rights for the Building. Tenant shall have non-exclusive signage rights on the Jordan Valley Technology Center monument sign located on the easternmost part of the property.

XXII. MISCELLANEOUS PROVISIONS

          22.1 No Partnership. Landlord does not by this Lease, in any way or for any purpose, become a partner or joint venturer of Tenant in the conduct of its business or otherwise.

          22.2 Force Majeure. Landlord shall be excused for the period of any delay in the performance of any obligations hereunder when prevented from so doing by cause or causes beyond Landlord's control, including labor disputes, civil commotion, war, governmental regulations or controls, fire or other casualty, unforeseen material shortages, or acts of God.

          22.3 No Waiver. Failure of Landlord to insist upon the strict performance of any provision or to exercise any option hereunder shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived unless such waiver be in writing signed by Landlord.

          22.4 Notice. Any notice, demand, request, or other instrument which may be or is required to be given under this Lease shall be delivered in person or sent by United States certified or registered mail, postage prepaid and shall be addressed (a) if to Landlord, at the place specified for payment of rent, which is set forth below, and (b) if to Tenant, either at the Leased Premises or at any other current address for Tenant which is known to Landlord, including the address set forth below. Either party may designate such other address as shall be given by written notice.

      Landlord: Boyer Jordan Valley 1, L.C.
                c/o The Boyer Company
                127 South 500 East, Suite 100
                Salt Lake City, Utah 84102
                (801) 521-4781

      Tenant:   TenFold Corporation
                180 West Election Road
                Draper, Utah 84020
                (801) 495-1010

          22.5  Captions; Attachments; Defined Terms

          (a) The captions to the section of this Lease are for convenience of reference only and shall not be deemed relevant in resolving questions of construction or interpretation under this Lease.

          (b) Exhibits referred to in this Lease, and any addenda and schedules attached to this Lease shall be deemed to be incorporated in this Lease as though part thereof.

          22.6 Recording. Tenant may not record this Lease or a memorandum thereof without the written consent of Landlord, which consent shall not be unreasonably withheld. Landlord, at its option and at any time, may file this Lease for record with the Recorder of the County in which the Building is located.

          22.7 Partial Invalidity. If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is held invalid shall not be affected thereby and each provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

          22.8 Broker's Commissions. Tenant represents and warrants that other than Grubb & Ellis and Colliers Commerce CRG there are no claims for brokerage commissions or finder's fees in connection with this Lease and agrees to indemnify Landlord against and hold it harmless from all liabilities arising from any other such claims, including any attorneys' fees connected therewith.

          22.9 Tenant Defined. Use of Pronouns. The word "Tenant" shall be deemed and taken to mean each and every person or party executing this document as a Tenant herein. If there is more than one person or organization set forth on the signature line as the Tenant, their liability hereunder shall be joint and several. If there is more than one Tenant, any notice required or permitted by the terms of this Lease may be given by or to any one thereof, and shall have the same force and effect as if given by or to all thereof. The use of the neuter singular pronoun to refer to Landlord or Tenant shall be deemed a proper reference even though Landlord or Tenant may be an individual, a partnership, a corporation, or a group of two or more individuals or corporations. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one Landlord or Tenant and to corporations, associations, partnerships, or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.

          22.10 Provisions Binding, Etc. Except as otherwise provided, all provisions herein shall be binding upon and shall inure to the benefit of the parties, their legal representative, heirs, successors, and assigns. Each provision to be performed by Tenant shall be construed to be both a covenant and a condition, and if there shall be more than one Tenant, they shall all be bound, jointly and severally, by such provisions. In the event of any sale or assignment (except for purposes of security or collateral) by Landlord of the Building, the Leased Premises, or this Lease, Landlord shall, from and after the Commencement Date (irrespective of when such sale or assignment occurs), be entirely relieved of all of its obligations hereunder.

          22.11 Entire Agreement, Etc. This Lease and the Exhibits, Riders, and/or Addenda, if any, attached hereto, constitute the entire agreement between the parties. Any guaranty attached hereto is an integral part of this Lease and constitutes consideration given to Landlord to enter in this Lease. Any prior conversations or writings are merged herein and extinguished. No subsequent amendment to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed. Submission of this Lease for examination does not constitute an option for the Leased Premises and becomes effective as a lease only upon execution and delivery thereof by Landlord to Tenant. If any provision contained in the rider or addenda is inconsistent with a provision in the body of this Lease, the provision contained in said rider or addenda shall control. It is hereby agreed that this Lease contains no restrictive covenants or exclusives in favor of Tenant. The captions and Section numbers appearing herein are inserted only as a matter of convenience and are not intended to define, limit, construe, or describe the scope or intent of any section or paragraph.

          22.12 Governing Law. The interpretation of this Lease shall be governed by the laws of the State of Utah. Tenant hereby expressly and irrevocably agrees that Landlord may bring any action or claim to enforce the provisions of this Lease in the State of Utah, County of Salt Lake, and the Tenant irrevocably consents to personal jurisdiction in the State of Utah for the purposes of any such action or claim. Tenant further irrevocably consents to service of process in accordance with the provisions of the laws of the State of Utah. Nothing herein shall be deemed to preclude or prevent Landlord from bringing any action or claim to enforce the provisions of this Lease in any other appropriate place or forum.

          22.13 Recourse by Tenant. Anything in this Lease to the contrary notwithstanding, Tenant agrees that it shall look solely to the estate and property of Landlord in the land, Buildings and Improvements thereto, and subject to prior rights of any mortgagee, for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants, and conditions of this Lease to be observed and/or performed by Landlord, and no other assets of Landlord or any of its partners, shareholders, successors, or assigns shall be subject to levy, execution, or other procedures for the satisfaction of Tenant's remedies.

          22.14 Choice of Law. This Lease shall be governed by and construed in accordance with the laws of the State of Utah.

          22.15 Waiver of Right to Jury Trial. Landlord and Tenant waive their respective rights to trial by jury of any contract or tort claim, counterclaim, cross-complaint, or cause of action in any action, proceeding, or hearing brought by either party against the other on any matter arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, or Tenant's use or occupancy of the Leased Premises, including any claim of injury or damage or the enforcement of any remedy under any current or future law, statue, regulation, code, or ordinance.

          22.16 Arbitration. Where arbitration provisions apply, arbitration procedures shall be "baseball" where the arbitrator accepts one of the parties' claims without modification and rejects the other party's claim entirely.

          22.17 Tenant's Personal Property. Notwithstanding anything in this Lease to the contrary under no circumstances shall Landlord have any lien or possessory interest in Tenant's equipment and personal property.

          22.18 Hazardous Substances. Landlord represents and warrants, as of the date of commencement of this Lease that the Leased Premises will be free of asbestos and all hazardous materials as described by Federal, State and Local regulations and on behalf of itself and its successors and assigns hereby covenants and agrees to use and operate the Building and Property at all times during the term hereof, or any extensions, under and in compliance with any and all laws or rules, regulations, or other legal requirements regarding hazardous substances or other environmental matters and shall indemnify, defend and hold Tenant harmless from and against any and all loss, cost, liability, damage or expense, including reasonable attorney's fees, which Tenant may incur, sustain or which may be asserted against Tenant by reason of Landlord's failure to comply with all such laws or regulations.

                 Notwithstanding the above, Tenant shall indemnify, defend and hold Landlord harmless from and against any and all loss, cost liability, damage or expense including reasonable attorney's fees, which Landlord may incur or sustain or which may be asserted against Landlord by reason of any liability Landlord may incur for clean up, restoration costs, fines, or penalties resulting from the violation of any environmental law or regulation caused by Tenant, its employees, agents and contractors, arising out of Tenant's use of the Premises. Tenant shall operate its business in the Leased Premises in compliance with all environmental laws or regulations including but not limited to obtaining all required permits or licenses, if any, when required.

     IN WITNESS WHEREOF, the Landlord and Tenant have executed this Lease on the date first set forth above.

                                   LANDLORD: BOYER JORDAN VALLEY 1, L.C., BY
                                             ITS MANAGING PARTNER,
                                             THE BOYER COMPANY, L.C.


                                             By:  /s/ Kem C. Gardner
                                                  ------------------------------
                                                  Kem C. Gardner
                                                  President and Manager


                                   TENANT:   TENFOLD CORPORATION


                                             By:  /s/ Robert P. Hughes
                                                  ------------------------------
                                                  Robert P. Hughes
                                             Its: Chief Financial Officer

                                    NOTARY

STATE OF UTAH            )
                         ) ss
COUNTY OF SALT LAKE      )

     On this 28 day of April, 2000, personally appeared before me KEM C. GARDNER, who duly acknowledged to me that he executed the foregoing Lease as the PRESIDENT AND MANAGER of BOYER JORDAN VALLEY 1, L.C., BY ITS MANAGING PARTNER, THE BOYER COMPANY, L.C., A UTAH LIMITED LIABILITY COMPANY.

My commission Expires:                       /s/ Samantha Quealy
                                             ---------------------------------
                                             Notary Public
     4/28/01                                 Residing at SALT LAKE COUNTY

                                             [SEAL]
STATE OF UTAH            )
                         ) ss
COUNTY OF UTAH           )

     On this 28 day of April, 2000, personally appeared before me ROBERT P. HUGHES, who being duly sworn, did say that he is the CHIEF FINANCIAL OFFICER of Tenfold Corporation, a Delaware Corporation, and that said instrument was signed in behalf of said corporation by authority of its by-laws or a resolution of its Board of Directors, and said ROBERT P. HUGHES acknowledged to me that said corporation executed the same.

My Commission Expires:                       /s/ Sheila Neumann
                                             ---------------------------------
                                             Notary Public
     3-15-2004                               Residing at Sandy, UT
----------------------                                   ---------------------

                                             [SEAL]

                                  EXHIBIT "A"

                         LEGAL DESCRIPTION OF PROPERTY
                         -----------------------------


                        Jordan Valley Technology Center
                              LOT No. 1 Boundary


  Beginning at a point which lies South 89?32'26" East 183.61 feet and South 00?27'34" West perpendicular to the north line of the southwest quarter of section 12, T3S., R1W., S.L.B.&M., 75.67 feet, from the West quarter corner of said section 12, ( a found brass cap ), said point also lies on the westerly boundary of the Pheasant Hollow Business Park; thence along said boundary line the following (7) seven courses:

1.) South 10?46'37"East 407.04 feet to a found rebar, 2.) South 60?49'07" East 407.94 feet to a found rebar, 3.) South 28?11'14" East 192.46,
4.) South 27?32'55" East 114.91 feet,
5.) South 86?31'49" East 29.65 feet,
6.) South 83?32'07" East 128.83 feet
7.) South 29?42'38" East 375.76 feet to a point which lies on the Northerly right of way line of the proposed 10000 South street; thence along said boundary line the following (6) six courses:

1.) North 89?46'10" West 406.21 feet to the beginning of a 2.) curve to the right having a central of 35?13'30", radius of 667.00 feet, (chord bears North 72?09'25" West 403.64 feet), thence along the Arc of said curve 410.07 feet; 3.) thence North 54?32'40" West 259.04 feet to the beginning of a 4.) curve to the right, having a central angle of 15?39'15", radius of 967.00 feet, ( chord bears North 46?43'02" West 263.38 feet), thence along the Arc of said curve 264.20 feet;
5.) thence North 38?53'25" West 119.58 feet to the beginning of a 6.) Curve to the left, having a central angle of 7?56'11", radius of 508.00 feet, (chord bears North 42?51'30"West 70.31 feet ), thence along the Arc of said curve 70.37 feet to a point which lies on the Phase Boundary line of the Jordan Valley Technology Center; thence along said phase line North 32?53'27" East 729.04 feet to the Point of Beginning.


Said Tract of land contains 14.925 acres more or less.

                                  EXHIBIT "B"

                         Floorplan of Leased Premises
                         ----------------------------

                           [FLOOR PLAN APPEARS HERE]

                               SECOND FLOORPLAN
                               ----------------

                           [FLOOR PLAN APPEARS HERE]

                                THIRD FLOORPLAN
                                ---------------

                           [FLOOR PLAN APPEARS HERE]

                               FOURTH FLOORPLAN
                               ----------------

                           [FLOOR PLAN APPEARS HERE]

                                FIFTH FLOORPLAN
                                ---------------

                           [FLOOR PLAN APPEARS HERE]

                                  EXHIBIT "C"

                                  WORK LETTER
                                  -----------

                        CONSTRUCTION AND/OR FINISHING OF
                        IMPROVEMENTS TO LEASED PREMISES


    In accordance with the provisions of the body of the Lease to which this Exhibit "C" is attached, the improvements to the Leased Premises shall be constructed and/or finished (as the case may be) in the manner described, and upon all of the terms and conditions contained in the following portion of this Exhibit "C."

I.  GENERAL DESCRIPTION OF WORK:
    ---------------------------

    A.   LANDLORD'S CONSTRUCTION OBLIGATION:  Landlord's construction obligation
         ----------------------------------
respecting improvements to the Leased Premises shall consist of the following described items or elements of work (where more than one type of material, structure, or method is indicated, Landlord shall have the option of selecting or employing any thereof):

         1.  STRUCTURAL:
             ----------

             (a) Frame:  The building shall be of steel or concrete frame,
                 -----
         reinforced concrete, or bearing wall construction designed in accordance with the applicable building code.

             (b) Exterior Walls:  Insulated exterior walls of the building shall
                 --------------
         be of masonry, concrete, or such other material(s) as may be selected by Landlord's architect.

             (c) Floor:  Floor shall be of concrete slab.
                 -----

         2.  BASE BUILDING:  The Landlord shall provide the Tenant a building
             -------------
    shell consistent with a Class "A" multi-tenant office building including the following as part of the base building shell and parking: Landscaping, site identification, elevators, elevator lobbies, toilets, stairwells, elevator machine rooms, mechanical rooms, electrical rooms, main lobby, loading docks, and janitorial closets on Leased Premises floors. Landlord warrants that the Building and the Leased Premises are being constructed in compliance with the current 1989-62 ASHRAE Air Quality Standards.

         3.  UTILITIES:
             ---------

             (a) Water and Sewer:  Water and sewer service shall be furnished to
                 ---------------
         the toilet rooms on the floors of the Leased Premises.

             (b) Electricity:  Electrical service shall be provided to panels on
                 -----------
         the floors of the Leased Premises, capable of providing 7 watts per rentable square foot over the entire area.

         4.  HEATING, AIR CONDITIONING, AND SPRINKLERS:
             -----------------------------------------

             (a) Air Conditioning and Heating:  HVAC trunk lines shall be
                 ----------------------------
         provided to the floor area. No distribution or controls shall be provided by Landlord.

             (b) Sprinklers:  Automatic sprinkler system, if and to the extent
                 ----------
         required by the applicable code, shall be installed in the Leased Premises.

    B.   TENANT'S LEASEHOLD IMPROVEMENT REQUEST:  The work to be performed by
         --------------------------------------
Landlord in satisfying its obligations respecting construction of improvements to the Leased Premises shall be limited to that described in the foregoing Section. The Landlord, as Tenant's agent, shall construct the Tenant Improvements in accordance with drawings and specifications prepared by the Tenant and reasonably approved by the Landlord ("Tenant's Plans"). Tenant may elect to negotiate with the Base Building contractor or bid the Tenant Improvements. If directed by Tenant, the Landlord shall competitively bid the Approved Plans to not less than three (3) qualified general contractors. The Tenant shall have the right to review the list of qualified general contractors prior to bidding and to remove from the list any general contractor which the Tenant reasonably believes is unsatisfactory to perform the work. The Tenant and Landlord shall open the bids together and adjust the bids for inconsistencies and/or qualification, and the Tenant shall select the contractor ("Tenant Contractor") with the lowest responsive bid. Subject to Tenant's right to modify the scope of the Tenant Improvements set forth in Section 3 of this Exhibit "C," Tenant's Leasehold Improvement Request respecting improvements to the Leased Premises shall include, but not necessarily be limited to, the purchase, installation, and/or performance (as the case may be) of the following described items or elements of work:

         1.  Tenant's Electric Fixtures and Equipment:  All electrical work and
             ----------------------------------------
    distribution related to Tenant's Improvements from Base Building panels.

         2.  Tenant's Telephone:  All arrangements for telephone service and all
             ------------------
    conduits for telephone wires in the Leased Premises.

         3.  Walls:  All interior partitioning and drywall on all party or the
             -----
    walls surrounding the Leased Premises.

         4.  Doors:  All interior doors and door frames.
             -----

         5.  Floor Covering:  All floor covering and floor materials other than
             --------------
    concrete.

         6.  Alarm System:  Any alarm systems or other protective devices within
             ------------
    the Leased Premises.

         7.  Demising Walls:  Demising walls (i.e., walls dividing the Leased
             --------------
    Premises for areas, if any, in the same building occupied by other lessees) shall be of steel stud or masonry.

         8.  Special Plumbing and Water Heater:  All extra plumbing (either
             --------------------------------
    roughing-in or fixtures) required for Tenant's special needs and any water heater required.

         9.  Special Ventilation:  All ventilation and related equipment not
             ------------------
    installed under Landlord's Construction Obligation.

         10.  Special Equipment:  All special equipment such as conveyors,
              -----------------
    lifts, etc.

         11.  Painting:  All interior painting.
              --------

         12.  Ceiling:  The following shall be furnished and installed:
              -------
    suspended type ceiling using pre-formed panels; drywall blown acoustical tile ceilings; light coves and specially hung or furred ceiling.

         13.  Tenant's Distribution System:  All low pressure ducting
              ----------------------------
    distribution, controls and diffusers.

II. PLANS
    -----

    A.   LANDLORD'S PLANS: Landlord shall furnish, construct and install the
         ----------------
items and elements comprising Landlord's Construction Obligation substantially in accordance with the plans, specifications, and working drawings applicable thereto (hereinafter referred to as "Landlord's Plans") prepared by the architectural firms of Studios Architecture and MHTN Architects as Landlord's Plans may be changed or modified from time to time.

    B.   TENANT'S PLANS:  Landlord and Tenant shall collaborate in preparation
         --------------
of complete plans and specifications (hereinafter referred to as "Tenant's Plans") detailing the work and elements comprising Tenant's Leasehold Improvement Request. Tenant shall submit such Plans to Landlord for written approval (not to be unreasonably withheld.) The approval by Landlord of Tenant's Plans for work to be performed in the Leased Premises shall in no way create any responsibility or liability on the part of Landlord for their completeness, design sufficiency or compliance with any and all laws, rules and regulations of federal, state, county and municipal agencies or authorities. Any objections by Landlord to the Tenant's Plans and the reason therefore shall be given to Tenant within ten (10) business days of receipt of Tenant's Plans. Tenant shall complete or cause to have completed the Tenant's Plans within ninety (90) days of receipt of complete and accurate Base Building plans and specifications. If Tenant fails within the ninety (90) day period after receiving the necessary Base Building information from Landlord to furnish to Landlord Tenant's Plans, Landlord shall have the right to terminate the Lease five (5) days after written notice to Tenant (without prejudice to any right Landlord may have against Tenant for damages arising out of Tenant's failure).

III.  CONSTRUCTION
      ------------

      A.  COMPETITIVE BIDDING:  At Tenant's option Landlord shall either (i)
          --------------------
have no less than three (3) general contractors reasonably approved by Tenant and Landlord provide competitive bids to construct the Leased Premises or (ii) select a general contractor of Tenant's choice (with Landlord's reasonable approval) to negotiate a Cost Plus Fee Contract and to procure three competitive bids on all trades of subcontractor work.

      B.  COMPLETION BY LANDLORD: Landlord shall construct and complete all the
          ----------------------
items or elements or work entering into Landlord's Construction Obligation as soon as reasonably possible, but in no event later than Eighteen (18) months after the date of the Lease. In the event Landlord's Construction Obligations have not been fulfilled upon the expiration of said Eighteen (18) month period, Tenant shall have the right to exercise any right or remedy available to it under applicable law, except that under no circumstances shall Landlord be liable to Tenant for any incidental or consequential loss or damage to Tenant resulting from delay in construction. All of the items or elements of work entering into Landlord's Construction Obligation shall be furnished, constructed, and installed substantially in accordance with those portions of Tenant's Plans applicable thereto. Landlord shall not be liable for any latent, patent, or observable defects in such improvements after such acceptance by Tenant. Landlord does, however, warrant the work performed hereunder by Landlord against latent defects discovered at any time during the one (1) year period following the time of such acceptance by Tenant.

      C.  TENANT'S LEASEHOLD IMPROVEMENT REQUEST:  At such time as construction
          -------------------------------------
has progressed to a suitable point, Landlord, or Landlord's architect or supervising contractor, shall notify Tenant in writing that work on the items or elements entering into Tenant's Leasehold Improvement Request may begin. Upon receipt of such notice, Tenant shall promptly commence and thereafter shall diligently pursue to completion all of the matters entering into Tenant's Leasehold Improvement Request, and such matters shall be performed or accomplished in accordance with the applicable law, in a good and workmanlike manner, by contractors approved in writing by Landlord, and in such manner as to maintain harmonious and suitable labor relations and working conditions. Tenant shall timely obtain all licenses or permits required for the work performed by Tenant.

          Tenant's Leasehold Improvement Request shall include, but not be limited to telephone and data cabling, security system, furniture, telephone and data equipment, audio/visual wiring and equipment, white noise system, signage and computers.

          Tenant shall, at Landlord's request, furnish Landlord with a bond or bonds assuring payment to all those furnishing labor, materials, or services in connection with Tenant's Leasehold Improvement Request. Any work or change which Tenant desires to accomplish and which is not reflected by Tenant's Plans shall be subject to Landlord's prior written approval (not to be unreasonably withheld). Upon completion of Tenant's Leasehold Improvement Request, Tenant shall furnish to Landlord a complete set of "as built" plans and specifications for the items and elements entering into Tenant's Leasehold Improvement Request.

     D.   INTERRELATIONSHIP OF WORK:  In performing its Leasehold Improvement
          -------------------------
Request, Tenant shall comply with all directions of Landlord or Landlord's contractor so as to coordinate its construction activities with those being pursued by others (whether on the Leased Premises or elsewhere in the Building, and whether by Landlord or by other tenants). Any improvements or items of equipment installed by Tenant which are to be visible from outside of the Leased Premises shall be finish painted by Tenant in accordance with Landlord's standard paint schedule. All work performed by Tenant shall leave Landlord's structure as strong or stronger than original design and with finishes unimpaired. Any roofing or flashing work accomplished by Tenant shall conform to original work and shall be performed at Tenant's expense by Landlord's roofing subcontractor who installed the original roof. Either party hereto may examine and inspect the work of the other at any reasonable time and shall promptly give notice of any observed defects.

          1.   TENANT'S CONTRACTORS/VENDORS:  Tenant shall have the right to
               ----------------------------
    retain its own contractors or vendors to perform any portion of the work necessary to construct and outfit the Leased Premises (which will not be part of the general contractor's scope of work nor shall a mark-up be added). The Tenant's contractors'/vendors' work shall include, but not be limited to: data cabling, telephone and data equipment, security, audio/visual equipment, white noise, and furniture systems. Tenant's contractors/vendors and Landlord's Building and Tenant Improvement contractor(s) shall work in harmony during the construction of the Tenant Improvements. Tenant and Tenant's contractors/vendors shall have access to the Leased Premises during the construction to install cabling and for the purpose of inspecting the work in progress.

         2.    ROOF PENETRATIONS:  Tenant agrees that neither it nor its
               -----------------
    contractors or employees will, during the construction of the Leased Premises or at any time during the term of this Lease, make or cause to be made in the roof of the Premises any penetration whatsoever without first obtaining the prior written approval from Landlord. Tenant acknowledges that Landlord may require Tenant to use Landlord's designated roofing contractor to perform or supervise any roof cuts or penetrations to which Landlord may agree or give its consent.

               In the event Tenant fails to observe this condition, Landlord may hire a roofing contractor of its choice to inspect any penetrations in the roofing material over the Demised Premises and to perform any needed modifications or corrections to the roof surface or its components in order to preserve the integrity of the roof structure. Landlord may bill Tenant for the expenses of any such roof inspection and/or repairs, plus a 20% overhead fee for such work. Tenant agrees to pay for said inspection and/or repairs immediately upon presentation of said invoice.

         3.    HEATING/VENTILATING/AIR CONDITIONING DISTRIBUTION AND CONTROL
               -------------------------------------------------------------
    WORK: In order to insure that the rooftop mechanical equipment, originally
    -----
    provided by the Landlord, will work efficiently and effectively to provide the specified heating, ventilating and/or cooling to the Leased Premises, Tenant agrees and covenants that prior to its installation of any duct work, distribution equipment, controls or other related components of the mechanical system, it will first obtain from Landlord or from Landlord's designated mechanical contractor, written approval of its plans for same.

    E.   PAYMENT:  Landlord shall furnish, construct, and complete all of the
         -------
matters entering into Landlord's Construction Obligation at its own cost and expense. Landlord, as Tenant's agent, shall furnish, construct and complete all of the matters entering Tenant's Leasehold Improvement Request at its own cost and expense up to the amount of the Tenant Allowance specified below. All fees of Tenant's architect or engineer shall be paid by Tenant.

         1. Landlord agrees to provide a Tenant Allowance of $843,000 based on $5.00 per rentable square foot times 168,600 rentable square feet.

         2. This Tenant Allowance shall be provided in accordance with the following conditions:

             (i) All items of work specifically listed or implied under Tenant's Leasehold Improvement Request shall be certified complete by Landlord and Tenant;

             (ii) Any such invoices with the necessary certification shall be forwarded to the Landlord for consideration and payment;

             (iii) If such work is found to be complete as certified, Landlord shall remit to the supplier of all such certified materials and/or labor thus invoiced, a total amount due within thirty (30) days.

             (iv) The above notwithstanding, Landlord shall not be obligated to remit final payment prior to its receipt of the following documents:

                   l. A Certificate of Occupancy from the municipality involved;

                   2.  A signed copy of Exhibit "D" of this Lease as defined in
             Section 2.2, or an equivalent document provided by Landlord and as required by lender;

                  3. A copy of Liability Insurance or Certificate of Insurance as defined in Section 11; and

                  4. All copies of necessary lien waivers involved with any general or subcontractors involved with Tenant's Leasehold Improvement Request.

             (v) No personal property shall be included as part of the Tenant Allowance.

     3. Subject to the last sentence of this Section 3, all expenses arising by reason of Tenant's Leasehold Improvement Request in excess of the Tenant Allowance shall be borne exclusively by the Tenant. Not later than May 15, 2000, Tenant shall deposit into an escrow account reasonably acceptable to Landlord, an additional sum of Fifteen Dollars ($15.00) per rentable square foot or Two Million Five Hundred Twenty Nine Thousand Dollars ($2,529,000.00) for a portion of the cost of Tenant's Leasehold Improvement Request. Subject to the last sentence of this Section 3, Tenant shall pay or cause the payment from the escrow account to the Landlord any excess costs related to Tenant Improvements that exceed the Tenant Allowance on a pro-rata basis with each Tenant Improvement monthly construction draw. Landlord shall provide Tenant with an anticipated schedule of monthly draw amounts. To the extent that at any time the cost of Tenant's Leasehold Improvement Request, as modified pursuant to the next sentence, is less than the sum of the Tenant Allowance plus amounts disbursed from escrow to pay the cost of Tenant's Leasehold Improvement Request, the balance shall immediately be returned to Tenant. Tenant may reduce the cost or scope of Tenant's Leasehold Improvement Request with the consent of Landlord, which consent shall not be withheld if the Tenant's Improvements comply with applicable law and reasonable engineering and design practices for a Class "A" office building, but any reduction shall not affect Tenant's obligation to open for business in the Leased Premises or to pay Basic Annual Rent, Additional Rent or other rents and charges. If, however, Tenant defaults in performing any obligation under the Lease prior to full disbursement of the escrow account, Landlord shall have a security interest in any amounts remaining in escrow to secure payment of any damages finally determined to be owing by Tenant. Except to the extent more extensive Tenant Improvements are approved by Tenant, Tenant shall not be responsible to pay more than Two Million Five Hundred Twenty-Nine Thousand Dollars ($2,529,000.00) for its portion of the Tenant Leasehold Improvement Request and Landlord shall not be obligated to pay more than Eight Hundred Forty-Three Thousand Dollars ($843,000.00) for Tenant Improvements. In no event shall Tenant be obligated to pay any amount of cost overruns for items other than Tenant Leasehold Improvement Requests.

     F.   ACCURATE DRAWINGS:  Landlord shall supply to Tenant a full set in both
          -----------------
hard copy and on electronic media in a format acceptable by Tenant, of accurate as-built architectural and engineering drawings.

     G.   PUNCH LIST PENALTY:  If the punch list items are not completed within
          ------------------
thirty (30) days, then landlord shall collect a penalty from the Tenant Contractor in the amount of $300.00 for each day thereafter until the punch list items are completed, and credit Tenant for the amount collected against any excess Tenant Improvement costs or pay such amount to Tenant.

                                 EXHIBIT  "D "

                      ACKNOWLEDGMENT OF COMMENCEMENT DATE
                        AND TENANT ESTOPPEL CERTIFICATE


TO:                           DATE:



     RE:________________________________________________________________
        ________________________________________________________________
        ________________________________________________________________
        ________________________________________________________________


Gentlemen:

     The undersigned, as Tenant, has been advised that the Lease has been or will be assigned to you as a result of your financing of the above-referenced property, and as an inducement therefor hereby confirms the following:

1.   That the space leased by Tenant is ________________ rentable square feet.

2.   That the Basic Annual Rent is $       ($     per rentable square foot).

3. That it has accepted possession and is in full occupancy of the Premises, that the Lease is in full force and effect, that Tenant has received no notice of any default of any of its obligations under the Lease, and that the Lease Commencement Date is _______________________________________.

4. That other than the attached punch list items, the improvements and space required to be furnished according to the Lease have been completed and paid for in all respects, and that to the best of its knowledge, Landlord has fulfilled all of its duties under the terms, covenants and obligations of the Lease and is not currently in default thereunder.

5. That the Lease has not been modified, altered, or amended, and represents the entire agreement of the parties, except as follows:

     __________________________________________________________________
     __________________________________________________________________
     __________________________________________________________________
     __________________________________________________________________

6. That there are no offsets, counterclaims or credits against rentals, nor have rentals been prepaid or forgiven, except as provided by the terms of the Lease.

7. That said rental payments commenced or will commence to accrue on _____________, and the Lease term expires ___________________________. The amount of the security deposit and all other deposits paid to Landlord is $__________________.

8. That Tenant has no actual notice of a prior assignment, hypothecation or pledge of rents of the Lease, except: ____________________________________
     ___________________________________________________________________________
     ______________________.

9. That this letter shall inure to your benefit and to the benefit of your successors and assigns, and shall be binding upon Tenant and Tenant's heirs, personal representatives, successors and assigns. This letter shall not be deemed to alter or modify any of the terms, covenants or obligations of the Lease.

     The above statements are made with the understanding that you will rely on them in connection with the purchase of the above-referenced property.

                                          Very truly yours,


                                          ____________________________________


     Date of Signature: _____________     By:_________________________________

                              E X H I B I T  "E"
                              ------------------

                       COST TO CONSTRUCT LEASED PREMISES
                       ---------------------------------

TENANT:  TENFOLD CORPORATION

SQUARE FOOTAGE:  168,600


ITEM                                               COST ESTIMATE
----                                               -------------

1.0  General Conditions--Clean up                   _____________

6.1  Rough Carpentry                                _____________
6.2  Millwork                                       _____________

7.1  Insulation                                     _____________
7.2  Caulking & Sealants                            _____________

8.1  Hollowmetal Doors & Frames                     _____________
     Lobby Door Access Controls                     _____________
8.2  Glazing                                        _____________

9.0  Drywall/Painting/Wall Coverings                _____________
9.1  Acoustical                                     _____________
9.2  Flooring                                       _____________

10.0 Specialties                                    _____________

15.0 HVAC                                           _____________
     Plumbing                                       _____________
15.1 Fire Protection                                _____________

16.0 Electrical                                     _____________

17.0 Controls                                       _____________

17.2 Tax                                            _____________
17.3 Fee                                            _____________

                    TOTAL COST                      $ 3,372,000
                                                    -------------

                    SOURCES OF FUNDS:

                    LANDLORD ALLOWANCE
                    (Section 2.3)                   $   843,000
                                                    -------------

                    TENANT ESCROW ACCOUNT           $2,529,000
                                                    -------------

                              E X H I B I T  "F"


                      MINIMUM BUILDING STANDARD FINISHES
                      ----------------------------------


A.   FLOORCOVERINGS:
     --------------


     1. 30 ounce face-weight carpet cut-pile on pad, color to be selected by Tenant.

     2. Designated areas to receive vinyl composite tile made by Ken Tile, Avanti type, rubber base on all walls.

B.   WALLS:   All interior walls shall be sheetrock 5/8" on metal studs, taped
     -----
     and  ready for paint.

C.   DOORS/HARDWARE/GLASS:   Doors shall be twenty-minute rated, solid core, oak
     --------------------
     veneer faced, 7' in height, 3' in width.

     Hardware shall be a one-hour rated assembly to include a closure and lock set on the hallway doors. All other doors to receive passage hardware, building standard. Exterior doors shall have heavy duty hardware.

     Door frames to be 2" face hollow metal frames; frames must comply with U.B.C. requirements for fire rating.

     All interior glass shall be wired, clear. Glass put in by Tenant shall conform to U.B.C. and C.P.S.C. requirements.

D.   LEVELORS:   All exterior windows to receive Levelor, Riviera window blinds,
     --------
     building standard color.

E.   PAINT:   All sheetrock interior walls and core walls to receive one coat
     ------
     prime, two coats Ameritone; color to be selected by Tenant.

F.   PLUMBING/CABINETRY:   Laminate base cabinet only with shelving; laminate
     ------------------
     color
     to be selected by Tenant.

G.   ELECTRICAL:
     ----------

     1. 2X4 four-tube, recessed, florescent light fixtures with parabolic lens to produce a lighting level of not less than 75 foot candles lighting at desk level.

     2.   One telephone outlet per 200 square feet of usable space.

     3.   One duplex outlet per 75 square feet of usable space.

     4.   One light switch per 200 square feet of usable space.

H.   HVAC:   The Landlord shall provide heating, ventilation and air
     ----
     conditioning on a year-round basis throughout the premises and common areas. The equipment shall maintain a uniform indoor temperature of 75 degrees F.D.B. in summer and 72 degrees F.D.B. in the winter. Temperature control shall be automatic and shall maintain temperature set point plus/minus 2 degrees F. A thermostat control system with no more than l,000 square foot exterior zones and 3,000 square foot interior zones.

     All systems shall conform to local and national codes. HVAC design and systems selected shall be submitted for review and approval by the Tenant. Approval by the Tenant does not release the Landlord from his strict responsibility to ensure furnishing design conditions as stated herein.

I.   CEILING TILE:   2x2 Acoustical tile 5/8" fissured tile.
     ------------

                                  EXHIBIT "G"

                                "RENT FORMULA"
                                --------------


     It is the intent of Landlord and Tenant that the Basic Annual Rent specified is Section 3.1 of the Lease will be adjusted upon project completion. The Basic Annual Rent specified in Section 3.1 of this Lease is established by application of the "Rent Formula" to the Initial Project Budget (Exhibit "G-1"). Specifically, the Rent Formula is derived as follows:

     1. Multiply the Initial Project Budget by the Tenant's pro-rata share of the Building as identified in Section 4.1(d) of this Lease.

     2. Multiply the product obtained in Subsection 1 by the 13% rate of return to obtain the Basic Annual Rent.

     3. Divide the Basic Annual Rent obtained in subsection (2) by the Tenant's rentable square feet to obtain the per square foot triple net lease rate.

     No later than ninety (90) days following the Commencement Date, Tenant and Landlord shall jointly review the actual construction/development costs for the project and establish the "Final Project Cost".

     The Rent Formula shall then be applied to the "Final Project Cost" to derive the adjusted Basic Annual Rent to be paid by Tenant to Landlord. Retroactive to the Commencement Date this Basic Annual Rent shall be paid in lieu of the amount specified in Section 3.1 of the Lease.

                                 EXHIBIT "G-1"

                            INITIAL PROJECT BUDGET
                            ----------------------

                              TENFOLD CORPORATION                    4/20/00


SITE                   21.43 ACRES
SQUARE FEET       BLDG 1        3    FLOORS @      31,630 SQ FT      94,890
                  BLDG 2        5    FLOORS @      21,022 SQ FT     105,110
                                                                  ----------
                                                                    200,000

TENFOLD SQUARE FEET                                84.30%           168,600
AVAILABLE SQUARE FEET                              15.70%            31,400

PARKING               4      STALLS PER 1000                            800

LAND                   21.43 ACRES                $  4.56 / SQ FT               $  4,257,530
SHELL                200,000 SQ FT                $ 65.00 / SQ FT               $ 13,000,000
SITE                                                                            $  3,088,480
A & E FEES                                           6.0%                       $    965,309
TENANT FINISH        200,000 SQ FT                $ 20.00 / SQ FT               $  4,000,000
CONTINGENCY                                            3%                       $    631,614
                                                                               --------------

                                                HARD COST SUB TOTAL             $ 25,942,933


LEGAL, TITLE, PROPERTY TAXES, MISC                                              $    433,000
CITY IMPACT FEES                                  $  2.00 / SQ FT               $    400,000
LEASING COMMISSION                                $  5.00 / SQ FT               $  1,000,000
CONSTRUCTION LOAN POINTS                             0.5%                       $    151,730
CONSTRUCTION INTEREST                                8.5%      16 MONTHS        $  1,599,764
PERMANENT LOAN POINTS                                  1%                       $    303,460
SET UP FEE                                             1%                       $    303,460
CONSTRUCTION MGMT FEE                                                           $     83,365
CONTINGENCY                                            3%                       $    128,243
                                                                               --------------

                                                SOFT COST SUB TOTAL             $  4,403,021
                                                                               --------------


                                                TOTAL COST                      $ 30,345,954

LESS:
TENFOLD TENANT ESCROW ACCOUNT                     $ 15.00    X      168,600     $ (2,529,000)

SOUTH JORDAN WAIVER OF IMPACT FEES                                              $   (400,000)

SOUTH JORDAN SPECIAL IMPROVEMENT DISTRICT                                       $ (1,166,429)

UTAH  POWER & LIGHT FINANSWER PROGRAM                                           $   (250,000)
                                                                               --------------

                                     INITIAL PROJECT BUDGET                     $ 26,000,525

                                     MULTIPLY  BY  PRO-RATA  SHARE                     84.30%

                                     MULTIPLY  BY  RATE  OF  RETURN                       13%
                                                                               --------------


                                     BASIC ANNUAL RENT                          $  2,849,398


                                     DIVIDE  BY  TENFOLD  SQUARE  FEET               168,600
                                                                               --------------


                                      TRIPLE NET LEASE RATE                     $      16.90
                                                                               ==============

                                  EXHIBIT "H"


                            CLEANING SPECIFICATIONS


SCHEDULE OF JANITORIAL SERVICES
-------------------------------

OFFICE AREAS:
------------

     1. Empty, clean and damp dust all waste receptacles and remove waste paper and rubbish from the Premises nightly; wash receptacles as necessary.

     2. Empty and clean all ash trays, screen all sand urns nightly and supply and replace sand as necessary.

     3. Vacuum all rugs and carpeted areas in offices, lobbies and corridors nightly. Spot clean carpets as needed.

     4. Hand dust and wipe clean with damp or treated cloth all office furniture, files, fixtures, paneling, window sills and other horizontal surfaces nightly; wash window sills when necessary.

     5.   Damp wipe and polish all glass furniture tops nightly.

     6. Remove all finger marks and smudges from vertical surfaces, including doors, door frames, around light switches, private entrance glass and partitions nightly.

     7.   Wash clean all water coolers nightly.

     8.   Sweep all stairways nightly, vacuum if carpeted.

     9. Police all stairwells throughout the entire building daily and keep in clean condition.

     10.  Damp mop spillage in office and public areas as required.

     11.  Damp dust all telephones as necessary.


WASHROOMS:
---------

     1.   Mop, rinse and dry floors nightly.

     2.   Scrub floors weekly.

     3.   Clean all mirrors, bright work and enameled surfaces nightly.

     4. Wash and disinfect all basis, urinals and bowls nightly, using non-abrasive cleaners to remove stains and clean underside of rim on urinals and bowls nightly.

     5. Wash both sides of all toilet seats with soap and water and disinfect nightly.

     6. Damp wipe nightly, wash all partitions, tile walls and outside surface of all dispensers and receptacles.

     7. Empty and sanitize all receptacles and sanitary disposals nightly; thoroughly clean and wash at least once per week.

     8. Fill toilet tissue, soap, towel and sanitary napkin dispensers nightly.

     9. Clean flushometers, piping, toilet seat hinges and other metal work nightly.

     10. Wash and polish all wall, partitions, tile walls and enamel surfaces from trim to floor monthly or as needed.

     11. Vacuum all louvers, ventilating grills, and dust light fixtures monthly.

FLOORS:
------

     1. Ceramic tile, marble and terrazzo floors to be swept and buffed nightly and washed or scrubbed as necessary.

     2. Vinyl asbestos, asphalt, vinyl, rubber or other composition floors and bases to be swept nightly; such floors in public areas on multiple tenancy floors to be waxed and buffed as needed.

     3.   Tile floors in office areas will be washed and buffed monthly.

     4.   All vinyl floors stripped and rewaxed as necessary.

     5.   All carpeted areas and rugs to be vacuumed clean nightly.

     6.   Detail vacuuming shall be performed as necessary.

RAISED COMPUTER FLOORS:
----------------------

     1.   Dry mop and spot clean all computer flooring nightly.


     2. West mop all computer flooring at least once weekly. Mopping may be performed on separate sections of the computer flooring on successive nights, as long as entire raised flooring is mopped once during each one-week period.

     3.   Buff all computer flooring monthly.

     4. Computer sub-flooring shall be cleaned annually by contractor, or as necessary.

GLASS:
-----

     1. Clean glass entrance doors, adjacent glass panels, and any common area glass nightly.

HIGH DUSTING (as needed):
------------


     1. Dust and wipe clean all closet shelving when empty and carpet sweep or dry mop all floors in closets if such are empty.

     2.   Dust all picture frames, charts, graphs, and similar wall hangings.

     3. Dust clean all verticals such as walls, partitions, doors, door bucks, and other surfaces above shoulder height.

     4. Damp dust all ceiling air conditions diffusers, wall grilles, registers and other ventilating louvers.

     5. Dust the exterior surfaces of lighting fixtures, including glass and plastic enclosures.

     6.   Dust all mini blinds.

ELEVATORS:
---------

     1.   Carpets will be vacuumed daily and spot cleaned as necessary.

     2.   Exterior and interior doors and trim will be dusted nightly.

     3.   Cabinets will be dusted nightly.

     4.   Control and dispatch panels will be dusted and polished as necessary.

     5.   Elevator thresholds will be cleaned nightly.

     6.   Hardwood surfaces will be kept clean.

     7.   Telephones will be kept dust free.

GENERAL:
-------

     1. Wipe all interior metal window frames, mullions, and other unpainted interior metal surfaces of the perimeter walls of the building each time the interior of the window is washed (as requested by the Manager).

     2. Keep slopsink rooms in a clean, neat and orderly condition at all times.

     3. Wipe clean and polish all metal hardware fixtures and other bright work nightly.

     4. Dust and/or wash all directory boards as required, remove fingerprints and smudges nightly.

     5. Maintain building lobby, corridors and other public areas in a clean condition.

     6. Dust fire extinguishers and cabinets nightly (interior and exterior); wash as necessary.

     7. All baseboards (resilient flooring and carpeted areas) will be washed and wiped clean as necessary.

     8.   Vacuum entrance mats nightly.

     9. Perform special cleaning needs of individual tenants only as authorized and directed by the Manger.

     10. Properly maintain exterior of building at ground level by ensuring that curtain wall, glass, marble, etc., is kept in a clean condition. Exterior stainless steel is to be cleaned or polished weekly.

     11.  Polish standpipes and sprinkler siamese connections as necessary.

     12.  Wash all interior windows semi-annually.

     13. Police parking lot, paying particular attention to drains, corners, curbs and general policing of grounds.

     14. Janitors will change out florescent lights as necessary. Janitors will order and receive shipments.

     15. All cleaning equipment will be provided by janitorial contractor. Paper products will be ordered and received by janitors. Landlord will provide janitor with supply vendor.

LIABILITY INSURANCE
-------------------

     1. Contractors shall at all times during this contract maintain in force a policy of liability and property damage insurance of at least $200,000, and shall name The Boyer Company as an additional insured in said policy. Contractors shall provide evidence of such coverage to The Boyer Company.

                                  EXHIBIT "I"

                         BUILDING RULES AND REGULATIONS


     The following rules and regulations shall apply, where applicable, to the Premises, the Building, the parking garage (if any), the Property and the appurtenances. Capitalized terms have the same meaning as defined in the Lease.

1. Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises. No rubbish, litter, trash, or material shall be placed, emptied, or thrown in those areas. At no time shall Tenant permit Tenant's employees to loiter in Common Areas or elsewhere about the Building or Property.

2. Plumbing fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed in the fixtures or appliances. Damage resulting to fixtures or appliances by Tenant, its agents, employees or invitees, shall be paid for by Tenant, and Landlord shall not be responsible for the damage.

3. No signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Building, except those of such color, size, style and in such places as are first approved in writing by Landlord. All tenant identification and suite numbers at the entrance to the Premises shall be installed by Landlord, at Tenant's cost and expense, using the standard graphics for the Building. Except in connection with the hanging of lightweight pictures and wall decorations, no nails, hooks or screws shall be inserted into any part of the Premises or Building except by the Building maintenance personnel.

4. Landlord may provide and maintain in the first floor (main lobby) of the Building an alphabetical directory board or other directory device listing tenants, and no other directory shall be permitted unless previously consented to by Landlord in writing.

5. Tenant shall not place any lock(s) on any door in the Premises or Building without Landlord's prior written consent and Landlord shall have the right to retain at all times and to use keys to all locks within and into the Premises. A reasonable number of keys to the locks on the entry doors in the Premises shall be furnished by Landlord to Tenant at Tenant's cost, and Tenant shall not make any duplicate keys. All keys shall be returned to Landlord at the expiration or early termination of this Lease.

6. All contractors, contractor's representatives and installation technicians performing work in the Building shall be subject to Landlord's prior approval and shall be required to comply with Landlord's standard rules, regulations, policies and procedures, which may be revised from time to time.

7. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by Tenant of merchandise or materials requiring the use of elevators, stairways, lobby areas or loading dock areas, shall be restricted to hours designated by Landlord. Tenant shall obtain Landlord's prior approval by providing a detailed listing of the activity. If approved by Landlord, the activity shall be under the supervision of Landlord and performed in the manner required by Landlord. Tenant shall assume all risk for damage to articles moved and injury to any persons resulting from the activity. If equipment, property, or personnel of Landlord or of any other party is damaged or injured as a result of or in connection with the activity, Tenant shall be solely liable for any resulting damage or loss.

8. Landlord shall have the right to approve the weight, size, or location of heavy equipment or articles in and about the Premises. Damage to the Building by the installation, maintenance, operation, existence or removal of Tenant's Property shall be repaired at Tenant's sole expense.

9. Corridor doors, when not in use, shall be kept closed. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds or animals (other than seeing-eye dogs) shall be brought into or kept in, on or about any tenant's leased premises. No portion of any tenant's leased premises shall at any time be used or occupied as sleeping or lodging quarters.

10. Tenant shall not: (1) make or permit any improper, objectionable or unpleasant noises or odors in the Building, or otherwise interfere in any way with other tenants or persons having business with them; (2) solicit business or distribute, or cause to be distributed, in any portion of the Building, handbills, promotional materials or other advertising; or (3) conduct or permit other activities in the Building that might, in Landlord's sole opinion, constitute a nuisance.

11. Tenant shall cooperate with Landlord's employees in keeping its leased premises neat and clean. Tenants shall not employ any person for the purpose of such cleaning other than the Building's cleaning and maintenance personnel.

12. No flammable, explosive or dangerous fluids or substances shall be used or kept by Tenant in the Premises, Building or about the Property. Tenant shall not, without Landlord's prior written consent, use, store, install, spill, remove, release or dispose of, within or about the Premises or any other portion of the Property, any asbestos-containing materials or any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq. or any other applicable environmental Law which may now or later be in effect. Tenant shall comply with all Laws pertaining to and governing the use of these materials by Tenant, and shall remain solely liable for the costs of abatement and removal.

13. Tenant shall not use or occupy the Premises in any manner or for any purpose which might injure the reputation or impair the present or future value of the Premises or the

     Building. Tenant shall not use, or permit any part of the Premises to be used, for lodging, sleeping or for any illegal purpose.

14. Tenant shall not take any action which would violate Landlord's labor contracts or which would cause a work stoppage, picketing, demonstration, labor disruption or dispute, or interfere with Landlord's or any other tenant's or occupant's business or with the rights and privileges of any person lawfully in the Building ("Labor Disruption"). Tenant shall take the actions necessary to resolve the Labor Disruption, and shall have pickets removed and, at the request of Landlord, immediately terminate any work in the Premises that gave rise to the Labor Disruption, until Landlord gives its written consent for the work to resume. Tenant shall have no claim for damages against Landlord or any of the Landlord Related Parties, nor shall the Commencement Date of the Term be extended as a result of the above actions.

15. Tenant shall not install, operate or maintain in the Premises or in any other area of the Building, electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as determined solely by Landlord. Tenant shall not furnish cooling or heating to the Premises, including, without limitation, the use of electronic or gas heating devices, without Landlord's prior written consent. Tenant shall not use more than its proportionate share of telephone lines and other telecommunication facilities available to service the Building.

16. Tenant shall not operate or permit to be operated a coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy, cigarettes and other goods), except for machines for the exclusive use of Tenant's employees.

17. Bicycles and other vehicles are not permitted inside the Building or on the walkways outside the Building, except in areas designated by Landlord.

18. Landlord may from time to time adopt systems and procedures for the security and safety of the Building, its occupants, entry, use and contents. Tenant, its agents, employees, contractors, guests and invitees shall comply with Landlord's systems and procedures.

19. Landlord shall have the right to prohibit the use of the name of the Building or any other publicity by Tenant that in Landlord's sole opinion may impair the reputation of the Building or its desirability. Upon written notice from Landlord, Tenant shall refrain from and discontinue such publicity immediately.

20. Tenant shall not canvass, solicit or peddle in or about the Building or the Property.

21. Neither Tenant nor its agents, employees, contractors, guests or invitees shall smoke or permit smoking in the Common Areas, unless the Common Areas have been declared a designated smoking area by Landlord, nor shall the above parties allow smoke from the Premises to emanate into the Common Areas or any other part of the Building. Landlord shall have the right to designate the Building (including the Premises) as a non-smoking building.

22. Landlord shall have the right to designate and approve standard window coverings for the Premises and to establish rules to assure that the Building presents a uniform exterior appearance. Tenant shall ensure, to the extent reasonably practicable, that window coverings are closed on windows in the Premises while they are exposed to the direct rays of the sun.

23. Deliveries to and from the Premises shall be made only at the times, in the areas and through the entrances and exits designated by Landlord. Tenant shall not make deliveries to or from the Premises in a manner that might interfere with the use by any other tenant of its premises or of the Common Areas, any pedestrian use, or any use which is inconsistent with good business practice.

24. The work of cleaning personnel shall not be hindered by Tenant after 5:30 p.m., and cleaning work may be done at any time when the offices are vacant. Windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles to prevent unreasonable hardship to the cleaning service.

25. Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant's leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.

26. No tenant may enter into phone rooms, electrical rooms, mechanical rooms, or other service areas of the Building unless accompanied by Landlord or the Building manager.

27. All vehicles are to be currently licensed, in good operating condition, parked for business purposes having to do with Tenant's business operated in the Premises, parked within designated parking spaces, one vehicle to each space. No vehicle shall be parked as a "billboard" vehicle in the parking lot. Any vehicle parked improperly may be towed away. Tenant, Tenant's agents, employees, vendors and customers who do not operate or park their vehicles as required shall subject the vehicle to being towed at the expense of the owner or driver. Landlord may place a "boot" on the vehicle to immobilize it and may levy a charge of $50.00 to remove the "boot." Tenant shall indemnify, hold and save harmless Landlord of any liability arising from the towing or booting of any vehicles belonging to a Tenant Party.